   As filed with the Securities and Exchange Commission on December 3, 2001
                                                          Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                 HALLIBURTON COMPANY                                HALLIBURTON CAPITAL TRUST I
(Exact Name of Registrant as Specified in its Charter) (Exact Name of Registrant as Specified in its Charter)
                      75-2677995                                            Applied For
         (I.R.S. Employer Identification No.)                   (I.R.S. Employer Identification No.)
                       Delaware                                               Delaware
               (State of incorporation)                               (State of organization)
                                                                      c/o Halliburton Company
                  3600 Lincoln Plaza                                     3600 Lincoln Plaza
                500 North Akard Street                                 500 North Akard Street
                 Dallas, Texas 75201                                    Dallas, Texas 75201
                    (214) 978-2600                                         (214) 978-2600
 (Address, including zip code, and telephone number,    (Address, including zip code, and telephone number,
         including area code, of Registrant's                   including area code, of Registrant's
             principal executive office)                            principal executive office)
                                               With a copy to:
               Lester L. Coleman, Esq.                                  William E. Joor III
     Executive Vice President and General Counsel                      Vinson & Elkins L.L.P.
                 Halliburton Company                                      First City Tower
                  3600 Lincoln Plaza                                     1001 Fannin Street
                500 North Akard Street                               Houston, Texas 77002-6760
                 Dallas, Texas 75201                                       (713) 758-2582
                    (214) 978-2600
  (Name, address, including zip code, and telephone      (Name, address, including zip code, and telephone
  number, including area code, of agent for service)     number, including area code, of agent for service)

                               -----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                            Proposed maximum   Amount of
                 Title of each class of securities to be                   aggregate offering registration
                               registered                                  price (1)(2)(3)(4)   fee (9)
------------------------------------------------------------------------------------------------------------
Debt Securities...........................................................
------------------------------------------------------------------------------------------------------------
Common Stock (5)..........................................................
------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts..................................................
------------------------------------------------------------------------------------------------------------
Stock Purchase Units......................................................
------------------------------------------------------------------------------------------------------------
Preferred Stock...........................................................
------------------------------------------------------------------------------------------------------------
Depositary Shares (6).....................................................
------------------------------------------------------------------------------------------------------------
Warrants..................................................................
------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of Halliburton Capital Trust I.................
------------------------------------------------------------------------------------------------------------
Guarantee of Trust Preferred Securities of Halliburton Capital Trust I (7)
------------------------------------------------------------------------------------------------------------
Trust Debentures (8)......................................................
------------------------------------------------------------------------------------------------------------
      Total...............................................................   $1,000,000,000   $11,727.27(9)
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.
(2)This Registration Statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, any securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(4)The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with, and at the time of, the issuance by the Registrants of the securities registered hereunder.
(5)Each share of common stock registered hereunder includes an associated preferred share purchase right, which is not exercisable and is not separately tradable until specified events occur. No separate consideration will be received for the preferred share purchase rights.
(6)The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the Registrants elect to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.
(7)Includes the rights of holders of the trust preferred securities under the guarantee of trust preferred securities and back-up undertakings, consisting of obligations by Halliburton Company, as described in the declaration of trust, the applicable indenture and any supplemental indenture thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any guarantees or any back-up undertakings.
(8)Trust debentures may be issued and sold to the Halliburton Capital Trust I, and the trust debentures may later be distributed to the holders of trust preferred securities.
(9)Calculated pursuant to Rule 457(o) at the statutory rate of $239 per $1,000,000 of securities registered and, pursuant to Rule 457(p), minus the filing fee of $227,272.73 previously paid on July 7, 1997 by Dresser Industries, Inc., a wholly owned subsidiary of Halliburton Company, in connection with a Registration Statement on Form S-3 (No. 333-30817) that was subsequently withdrawn. The aggregate principal amount of debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the Registrants shall be equal to the amount to be registered.

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 3, 2001

PROSPECTUS
                                                  [Logo of Halliburton Company]

                              HALLIBURTON COMPANY

                                $1,000,000,000
                        Debt Securities, Common Stock,
                Stock Purchase Contracts, Stock Purchase Units,
                      Preferred Stock, Depositary Shares,
                          Warrants, Trust Debentures
                  and Guarantee of Trust Preferred Securities

                          HALLIBURTON CAPITAL TRUST I

                          Trust Preferred Securities
                       Guaranteed by Halliburton Company

                               -----------------

   We may offer and sell, from time to time:

  .  debt securities;

  .  shares of common stock;

  . shares of preferred stock, which may be issued as depositary shares evidenced by depositary receipts;

  . warrants to purchase debt securities, preferred stock, depositary shares or common stock;

  .  stock purchase contracts;

  .  stock purchase units;

  .  trust debentures to be purchased by the Halliburton Capital Trust I; or

  . a guarantee of trust preferred securities sold by the Halliburton Capital Trust I.

   The Halliburton Capital Trust I may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of the Halliburton Capital Trust I. The aggregate initial public offering prices of the securities offered by Halliburton Company and the Halliburton Capital Trust I will not exceed $1,000,000,000.

    You should carefully consider the matters discussed under the caption "Risk Factors" beginning on page 7.

   This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

   Our common stock is listed on the New York Stock Exchange under the symbol "HAL."

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               -----------------

                     This prospectus is dated        , 200_

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

About This Prospectus....................................................................    1
Where You Can Find More Information......................................................    2
Information We Incorporate by Reference..................................................    2
Uncertainty of Forward-Looking Statements................................................    3
Halliburton Company......................................................................    5
Halliburton Capital Trust I..............................................................    6
Risk Factors.............................................................................    7
Use of Proceeds..........................................................................   10
Ratios of Combined Fixed Charges and Preference Dividends to Earnings....................   11
Description of Debt Securities...........................................................   11
Description of Trust Securities..........................................................   25
Depositary Procedures....................................................................   36
Description of Trust Debentures..........................................................   39
Description of Guarantee.................................................................   44
Relationship Among the Trust Preferred Securities, the Trust Debentures and the Guarantee   47
Description of Capital Stock.............................................................   49
Description of Depositary Shares.........................................................   52
Description of Warrants..................................................................   55
Description of Stock Purchase Contracts..................................................   57
Plan of Distribution.....................................................................   57
Validity of Securities...................................................................   59
Experts..................................................................................   59

   We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You should only rely upon any information or representation contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement is only an offer to sell or a solicitation of an offer to buy the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a prospectus supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1 billion or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

   In this prospectus, references to "Halliburton," "the Company," "we," "us" and "our" refer to Halliburton Company, and not to the Halliburton Capital Trust I, unless we state otherwise or the context indicates otherwise. References to the "Trust" refer to the Halliburton Capital Trust I.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

   The SEC also maintains an internet web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

   You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                    INFORMATION WE INCORPORATE BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with them, which means:

  .  documents so incorporated are considered part of the prospectus;

  . we can disclose important information to you by referring you to those documents; and

  . information that we file with the SEC in the future will automatically update this prospectus.

   We incorporate by reference the documents listed below which we have previously filed with the SEC under the Securities Exchange Act of 1934:

  . The description of our common stock contained in our Registration Statement on Form 8-B, as filed with the SEC on December 12, 1996.

  . The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-B, as filed with the SEC on December 12, 1996.

  .  Our Annual Report on Form 10-K for the year ended December 31, 2000.

  .  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

  .  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

  .  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

  . Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 2, 2001, January 3, 2001, February 2, 2001, February 2, 2001, February 20, 2001, March 6, 2001, March 13, 2001, March 23, 2001, April
     11, 2001, April 27, 2001, May 1, 2001, May 10, 2001, May 16, 2001, June 7,
     2001, June 29, 2001, July 12, 2001, July 20, 2001, July 27, 2001, July 27,
     2001, October 19, 2001, October 26, 2001 and October 30, 2001, November 6, 2001, November 7, 2001 and November 27, 2001.

   We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until we sell all of the securities described in this prospectus.

   You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                              Halliburton Company
                              3600 Lincoln Plaza
                            500 North Akard Street
                              Dallas, Texas 75201
                         Attention: Investor Relations
                                (214) 978-2600

   Our web site address is www.halliburton.com. The information on our web site is not incorporated by reference into this prospectus.

                   UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

   In this document, we make forward-looking statements that include assumptions as to how we may perform in the future. You will find many of these statements:

  . in the documents incorporated by reference under "Incorporation of Certain Documents by Reference" in this prospectus; and

  .  under "Halliburton" and "Use of Proceeds."

   Also, when we use words like "may," "may not," "believes," "does not believe," "expects," "does not expect," "anticipates," "does not anticipate" and similar expressions, we are making forward-looking statements. These statements should be viewed with caution.

   The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Forward-looking information is based on projections and estimates, not historical information. Some statements in this prospectus and the accompanying prospectus supplement are forward-looking. Forward-looking information involves risks and uncertainties. Forward-looking information that we provide reflects our best judgment based on current information. Our results of operations can be affected by inaccurate assumptions that we make or by known or unknown risks and uncertainties. In addition, other factors may affect the accuracy of our forward-looking information. As a result, no forward-looking information can be guaranteed. Actual events and the results of operations may vary materially.

   While it is not possible to identify all factors, we continue to face many risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by our forward-looking statements including:

Geopolitical and Legal

  . trade restrictions and economic embargoes imposed by the United States and other countries;

  . unsettled political conditions, war, the effects of terrorism, civil unrest, currency controls and governmental actions in the numerous countries in which we operate;

  . operations in countries with significant amounts of political risk, including, for example, Algeria, Angola, Libya, Nigeria, and Russia;

  .  changes in foreign exchange rates;

  . changes in governmental regulations in the numerous countries in which we operate including, for example, regulations that:

    .  encourage or mandate hiring local contractors; and

    . require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction;

  . litigation, including, for example, contract disputes, asbestos litigation, insurance litigation, and environmental litigation; and

  . environmental laws, including, for example, those that require emission performance standards for facilities;

Weather Related

  . the effects of severe weather conditions, including, for example, hurricanes and tornadoes, on operations and facilities; and

  . the impact of prolonged severe or mild weather conditions on the demand for and price of oil and natural gas;

Customers

  . the magnitude of governmental spending and outsourcing for military and logistical support of the type that we provide;

  . changes in capital spending by customers in the oil and gas industry for exploration, development, production, processing, refining, and pipeline delivery networks;

  . changes in capital spending by governments for infrastructure projects of the sort that we perform;

  .  consolidation of customers in the oil and gas industry; and

  . claim negotiations with engineering and construction customers on cost variances and change orders on major projects;

Industry

  .  technological and structural changes in the industries that we serve;

  . sudden changes in energy prices that could undermine the fundamental strength of the world economy or our customers;

  .  changes in the price of oil and natural gas, resulting from:

    .  OPEC's ability to set and maintain production levels and prices for oil;

    .  the level of oil production by non-OPEC countries;

    . the policies of governments regarding exploration for and production and development of their oil and natural gas reserves; and

    .  the level of demand for oil and natural gas;

  .  changes in the price or the availability of commodities that we use;

  . risks that result from entering into fixed fee engineering, procurement and construction projects where failure to meet schedules, cost estimates or performance targets could result in non-reimbursable costs that cause the project not to meet expected profit margins;

  . risks that result from entering into complex business arrangements for technically demanding projects where failure by one or more parties could result in monetary penalties; and

  . the risk inherent in the use of derivative instruments of the sort that we use that could cause a change in value of the derivative instruments as a result of:

    . adverse movements in foreign exchange rates, interest rates, or commodity prices, or

    . the value and time period of the derivative being different than the exposures or cash flows being hedged;

Personnel and Mergers/Reorganizations/Dispositions

  . increased competition in the hiring and retention of employees in specific areas, including, for example, energy services operations, accounting and finance;

  .  integration of acquired businesses into us, including:

    . standardizing information systems or integrating data from multiple systems;

    .  maintaining uniform standards, controls, procedures and policies; and

    .  combining operations and personnel of acquired businesses with ours;

  .  effectively reorganizing our operations and personnel;

  . replacing discontinued lines of businesses with acquisitions that add value and complement our core businesses; and

  .  successful completion of planned dispositions.

   In addition, future trends for pricing, margins, revenues and profitability remain difficult to predict in the industries we serve. In light of these risks, uncertainties and assumptions, the forward-looking statements referred to in this prospectus might not occur. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

   You should consider carefully the forward-looking statements set forth in:

  . "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Legal Proceedings" in our annual report on Form 10-K for the fiscal year ended December 31, 2000, and

  . "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our quarterly report on Form 10-Q for the period ended September 30, 2001,

   which sections are incorporated in this prospectus by reference.

                              HALLIBURTON COMPANY

   General. We were established in 1919. We provide energy services and engineering and construction services for the energy industry. Our revenues for the year ended December 31, 2000 were $11.9 billion. At October 31, 2001, our market capitalization was approximately $10.6 billion. At September 30, 2001, we employed approximately 88,000 people.

   Description of Services and Products. We have two business segments:

      The Energy Services Group; and

      The Engineering and Construction Group.

   The Energy Services Group provides a wide range of services, products and integrated solutions to customers involved in oil and natural gas exploration and production.

   The Engineering and Construction Group provides a wide range of services to energy and industrial customers and government entities worldwide.

   Our principal executive office is located at 3600 Lincoln Plaza, 500 North Akard Street, Dallas, Texas 75201, and the telephone number of that office is
(214) 978-2600.

                          HALLIBURTON CAPITAL TRUST I

   Halliburton Capital Trust I, which we refer to as the "Trust," is a business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on November 29, 2001. The Trust's business is defined in a declaration of trust, dated as of November 29, 2001, executed by us, as sponsor, and the trustees. We refer to the declaration, as amended and restated, in this prospectus as the "Trust Agreement." The Trust Agreement has been qualified under the Trust Indenture Act of 1939.

   The Trust exists for the exclusive purposes of:

  . issuing and selling the trust preferred securities and trust common securities;

  . using the proceeds from the sale of the trust preferred securities and trust common securities to acquire the trust debentures; and

  . engaging in only those other activities necessary, advisable or incidental to these purposes.

   The Trust's business and affairs will be conducted by its trustees, as provided in the Trust Agreement. The trustees for the Trust will be initially JPMorgan Chase Bank, as the property trustee, Chase Manhattan Bank USA, National Association, as the Delaware trustee, and three of our employees, as administrative trustees. The property trustee and the Delaware trustee, together with the administrative trustees, are collectively referred to as the "Trust Trustees" in this prospectus. The holder of the common securities of the Trust or, if an event of default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees. The voting rights with respect to the latter will be vested exclusively in us as the holder of the trust common securities.

   The Trust will have no assets other than the trust debentures. The Trust will have no revenue other than payments under the trust debentures. The Trust has a term of 35 years, but may dissolve earlier as provided in the Trust Agreement.

   We will, directly or indirectly, acquire all of the trust common securities, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the Trust.

   For so long as the trust preferred securities remain outstanding, we will:

  . maintain directly or indirectly 100% ownership of the trust common securities;

  . use our reasonable efforts to maintain the Trust as a statutory business trust and not to dissolve, wind-up, liquidate or terminate the Trust, except as permitted by the Trust Agreement;

  . use our reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940;

  . use our reasonable efforts to cause the Trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes; and

  . use our reasonable efforts to cause each holder of common securities or preferred securities of the Trust to be treated as owning an undivided beneficial interest in the trust debentures.

   The rights of the holders of the trust preferred securities are described in the Trust Agreement and the Delaware Business Trust Act. The location of the principal executive office of the Trust is c/o Halliburton Company, 3600 Lincoln Plaza, 500 North Akard Street, Dallas, Texas 75201, and its telephone number is 214-978-2600.

                                 RISK FACTORS

Risks Specific to Halliburton

   Demand for our services and products depends on oil and gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices. A prolonged downturn in oil and gas prices could have a material adverse effect on our consolidated results of operations and consolidated financial condition.

   Demand for our products and services is particularly sensitive to the level of development, production and exploration activity of, and the corresponding capital spending by, oil and natural gas companies. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of other factors that are beyond our control. Any prolonged reduction in oil and natural gas prices will depress the level of exploration, development and production activity. Lower levels of activity result in a corresponding decline in the demand for our oil and gas well services and products that could have a material adverse effect on our revenues and profitability. Factors affecting the prices of oil and natural gas include:

  .  governmental regulations;

  .  global weather conditions;

  . worldwide political, military and economic conditions, including the ability of OPEC to set and maintain production levels and prices for oil and gas;

  .  the level of production by non-OPEC countries;

  . the policies of governments regarding the exploration for and production and development of their oil and natural gas reserves; and

  .  the level of demand for oil and natural gas.

   Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future.

   Spending on exploration and production activities and capital expenditures for refining and distribution facilities by large oil and gas companies have a significant impact on the activity levels within our two business segments. Through the first nine months of 2001, increased customer spending contributed to higher levels of worldwide drilling activity, especially gas drilling in the United States. In the latter part of the third quarter of 2001, drilling activity levels in the United States began to decline as prices for oil and natural gas decreased due to decreased economic activity.

   Drilling activity increases in the earlier part of the year in North America generated much of the growth in demand for our products and services through the first nine months of 2001. Softening industrial use and reduced power generation over the summer months resulted in higher gas storage levels which placed downward pressure on natural gas prices. Gas activity declines followed, primarily late in the third quarter. Internationally, crude oil prices have remained at levels satisfactory to provide increasing levels of capital spending and drilling, primarily by major oil and gas companies, including national oil companies. Generally, international oil and gas field development projects, particularly deep water projects in West Africa and Brazil, have longer lead times, economics based on longer-term commodity prices and are less likely to be delayed due to fluctuating short-term prices.

   In the short-term, we expect gas drilling activity in the United States to continue to decline into early 2002. The severity of the winter months in North America will be a key factor in the degree of the activity decline and the timing of the eventual recovery. If prices for oil remain stable as compared to third quarter prices, we expect large deep water projects to continue to provide opportunities. Over the longer-term, we expect increased global demand for oil and natural gas, additional spending to replace depleting reserves and continued technological advances in our products and services to provide growth opportunities for our products and services.

   There are risks to our acquisition strategy. If we are unable to integrate and manage successfully businesses that we have acquired and any businesses acquired in the future, our consolidated results of operations and consolidated financial condition could be affected.

   One of our business strategies is to acquire operations and assets that are complementary to our existing businesses. Acquiring these operations and assets involves financial, operational and legal risks, including:

  .  increased levels of goodwill subject to potential impairment;

  .  increased interest expense;

  .  increased financial leverage or decreased operating income;

  . the difficulty of combining operations and personnel of the acquired businesses with ours; and

  . the difficulty of maintaining uniform standards, controls, procedures and policies.

   In addition, other potential buyers compete with us for acquisitions of businesses. Competition could cause us to pay a higher price for acquisitions than we otherwise might have to pay or reduce our acquisition opportunities. We might be unsuccessful in identifying attractive acquisition candidates, completing and financing additional acquisitions on favorable terms or integrating the acquired businesses or assets into our operations.

   A significant portion of our revenue is derived from our non-U.S. operations, which exposes us to risks inherent in doing business in each of the more than 100 other countries in which we transact business. The occurrence of any of the risks described below could have an adverse effect on our consolidated results of operations and consolidated financial condition.

   Our operations in more than 100 countries other than the United States accounted for approximately 70% of our consolidated revenues during 1999 and 66% of our consolidated revenues during 2000. Operations in countries other than the United States are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

  .  expropriation and nationalization;

  .  political and economic instability;

  .  armed conflict and civil disturbance;

  .  currency fluctuations, devaluations and conversion restrictions;

  .  confiscatory taxation or other adverse tax policies;

  . governmental activities that limit or disrupt markets, restrict payments or the movement of funds; and

  . governmental activities that may result in the deprivation of contract rights.

   Our ability to compete outside of the United States may be adversely affected by governmental regulations promulgated in numerous countries in which we transact business. If these regulations apply to us, they may require us to engage in business practices that may not be to our benefit.

   Those kinds of regulations frequently:

  .  encourage or mandate the hiring of local contractors; and

  . require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

   In addition, we are subject to taxation in many jurisdictions, and the final determination of our tax liabilities involves the interpretation of the statutes and requirements of taxing authorities worldwide. Foreign income tax returns of foreign subsidiaries, unconsolidated affiliates and related entities are routinely examined by foreign tax authorities. These tax examinations may result in assessments of additional taxes or penalties or both.

   A sizable portion of our consolidated revenues and consolidated operating expenses are in foreign currencies. As a result, we are subject to significant foreign exchange risks that could adversely affect our operations, as well as limit our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries.

   We do business in countries that have non-traded or "soft" currencies which have restricted or limited trading markets. We may accumulate cash in soft currencies and we may be limited in our ability to convert our profits into U.S. dollars or to repatriate the profits from those countries.

   We selectively use hedging transactions to limit our exposure to risks from doing business in foreign currencies. We have developed risk management policies that establish guidelines for managing foreign exchange risk. As part of these policies, we have designed a reporting process to monitor the potential exposure on an ongoing basis. We use this process to determine the extent of our foreign currency exposure and to determine whether it is practical or economical to execute financial hedges. For those currencies that are not readily convertible, our ability to hedge exposure is limited because financial hedge instruments for those currencies are nonexistent or limited. Our ability to hedge is also limited because pricing of hedging instruments, where they exist, is often volatile and not necessarily efficient. To the extent that we can match the currency in which our operating revenues are denominated to that in which our operating expenses in a country are denominated, we can reduce our vulnerability to exchange rate fluctuations.

   Our businesses are subject to a variety of environmental laws and regulations including those covering hazardous materials. Any failure on our part to comply with applicable environmental laws and regulations could have an adverse effect on our consolidated financial condition.

   Our well service operations routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances. Our operations and facilities are subject to numerous environmental laws, rules and regulations of the United States and other countries, including laws concerning:

  . the containment and disposal of hazardous substances, oilfield waste and other waste materials;

  .  the use of underground storage tanks; and

  .  the use of underground injection wells.

   Laws protecting the environment are becoming stricter. Sanctions for failure to comply with these laws, rules and regulations, many of which may be applied retroactively, may include:

  .  administrative, civil and criminal penalties;

  .  revocation of permits; and

  .  corrective action orders.

   We are a party in asbestos litigation claiming that products manufactured by, or materials used in various construction and renovation projects of, our subsidiaries or former divisions contained asbestos, resulting in injury to the plaintiffs.

   At September 30, 2001, there were about 146,000 open asbestos claims asserted against us. These claims could have a material adverse effect on our financial condition if:

  .  the Highland's litigation is not resolved in our favor;

  . the comprehensive insurance coverage litigation with Dresser's insurers is not resolved in Dresser's favor;

  . our estimate of amounts that we will recover from our insurance carriers proves to be incorrect; or

  . the cost of defending and resolving these claims deviates significantly from Halliburton's historical experience.

   We estimate our net liability for known open asbestos claims at September 30, 2001 to be $125 million. More detailed information related to Halliburton's insurance, indemnity and asbestos litigation is described in Note 9 to the financial statements in Halliburton's Form 10-K for the fiscal year ended December 31, 2000 and in Note 7 to the quarterly financial statements in Halliburton's Form 10-Q for the quarter ended September 30, 2001.

   Harbison-Walker Refractories Company was spun-off by Dresser Industries, Inc. in 1992. In the agreement related to the spin-off, Harbison-Walker agreed to assume liability for asbestos claims filed after the spin-off and it agreed to defend and indemnify Dresser from liability for those claims. In addition to the open claims described in the preceding paragraph, as of September 30, 2001, we believe there were approximately 182,000 open and unresolved post spin-off refractory claims. We believe approximately 120,000 of these post spin-off claims name Dresser as a defendant. Based on our negotiations with Harbison-Walker and our investigations, we believe Harbison-Walker is no longer financially able to perform its obligations to assume liability for post spin-off refractory claims and defend Dresser from those claims. If so, these claims could have a material adverse effect on our financial condition. Once we have verified that Dresser is a named defendant in any claims, we plan to treat these claims as open claims. More detailed information related to the Harbison-Walker litigation can be found in Note 7 to the quarterly financial statements in Halliburton's Form 10-Q for the quarter ended September 30, 2001.

   In the United States, environmental laws and regulations typically impose strict liability. Strict liability means that in some situations we could be exposed to liability for cleanup costs and other damages as a result of our conduct that was lawful at the time it occurred or conduct of prior operators or other third parties.

   Cleanup costs, natural resource damages and other damages arising as a result of environmental laws, and costs associated with changes in environmental laws and regulations, could be substantial and could have a material adverse effect on our consolidated results of operations. From time to time, claims have been made against our Company and its subsidiaries under environmental laws. Changes in environmental regulations may also negatively impact oil and natural gas exploration and production companies, which in turn could have a material adverse effect on us.

Risks Specific to Offered Securities

   Risks specific to securities offered from time to time by us or the Trust pursuant to this prospectus as supplemented by a prospectus supplement will be described in the applicable prospectus supplement.

                                USE OF PROCEEDS

   Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be added to our general funds and used for general corporate purposes, which may include repayment of debt, acquisitions and loans and advances to, and investments in, our subsidiaries to provide funds for working capital, repayment of debt and capital expenditures. Until so utilized, it is expected that the net proceeds will be placed in interest bearing time deposits or invested in short-term marketable securities.

               RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
                             PREFERENCE DIVIDENDS

   The following table sets forth our consolidated ratios of earnings to combined fixed charges and preference dividends for the periods shown.

              For the Nine Months Ended, Years Ended December 31,
              -------------------------- ------------------------
              Sept. 30, 2001 (unaudited) 2000 1999 1998 1997 1996
              -------------------------- ---- ---- ---- ---- ----
                         5.1x            2.3x 2.4x  (a) 7.3x 5.6x

--------
(a)Earnings were inadequate to cover combined fixed charges and preference dividends for the year ended December 31, 1998, by approximately $6.0 million.

   The ratios of our earnings to our combined fixed charges and preference dividends are based on continuing operations. For purposes of the ratios, "earnings" means the sum of:

    .  our pre-tax income, and

    .  our fixed charges, net of interest capitalized; and

   "combined fixed charges and preference dividends" represent:

  .  the interest we pay on borrowed funds,

  . the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized,

  . that portion of rentals considered to be representative of the interest factor, and

  . the amount of pre-tax earnings that is required to pay the dividend on outstanding preference securities.

                        DESCRIPTION OF DEBT SECURITIES

   The following description sets forth the general terms and provisions of our debt securities, consisting of debentures, notes or other evidences of indebtedness, that we may offer by this prospectus. We will describe the particular terms of the debt securities, and provisions that vary from those described below, in one or more prospectus supplements.

   The debt securities will constitute either senior debt, subordinated debt or junior subordinated debt (which we refer to as "Debt Securities" in this prospectus.) As required by U.S. federal law, the Debt Securities are governed by a document called an "indenture." The indenture is a contract between us and an entity that serves as trustee. The trustee has two main roles:

  . the trustee can enforce your rights, including rights you have against us if we default; and

  . the trustee performs administrative duties for us, such as sending you interest payments, transferring your Debt Securities to a new buyer if you sell your Debt Securities and sending you notices.

   Senior Debt Securities will be issued under a Second Senior Indenture dated as of December 1, 1996 between our predecessor and Texas Commerce Bank National Association (now JPMorgan Chase Bank), as trustee, as supplemented and amended by the First, Second, Third and Fourth Supplemental Indentures (the "Senior Indenture"). Subordinated Debt Securities will be issued under a Subordinated Indenture dated as of January 2, 1991 between our predecessor and the same trustee, as supplemented and amended by the First

Supplemental Indenture (the "Subordinated Indenture"). Junior Subordinated Debt Securities will be issued pursuant to a Junior Subordinated Indenture dated November 29, 2001 between us and JPMorgan Chase Bank, as trustee (the "Junior Subordinated Indenture"). The Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are sometimes collectively referred to in this prospectus as the "Indentures" and the trustee is referred to as the "Trustee." We have filed forms of the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture as exhibits to the registration statement of which this prospectus is a part.

   The following description is a summary of selected provisions relating to the Debt Securities and the Indentures. The summary is not complete. You should not rely on this summary, because the Indentures define your rights as a holder of the Debt Securities. In the summary below we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions.

   Our trust debentures are separately described in this prospectus under the caption "Description of Trust Debentures."

Provisions Applicable to Senior, Subordinated and Junior Subordinated Debt Securities

   General. The Debt Securities will be unsecured senior or subordinated or junior subordinated obligations of the Company and may be issued from time to time in one or more series. None of the Indentures limits the amount of Debt Securities that may be issued thereunder nor does any of them limit our aggregate unsecured indebtedness or limit the payment of dividends or the acquisition of our stock.

   Our Company is a holding company, the only significant assets of which are the stock of its subsidiaries. As a consequence, any indebtedness of our Company, including Debt Securities issued under any of the Indentures, will be structurally subordinated to all of the indebtedness of our subsidiaries.

   As a holding company, we rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Our Company is a legal entity separate and distinct from our subsidiaries. Holders of Debt Securities should look only to us for payments on the those Debt Securities.

   Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Debt Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries.

   Unless described in the prospectus supplement relating to a particular series of offered Debt Securities, the Debt Securities will not contain any provisions that may afford holders of the Debt Securities protection in the event of a change of control of our Company or in the event of a highly leveraged transaction, whether or not the transaction results in a change of control of our Company.

   A prospectus supplement and a supplemental indenture relating to any series of Debt Securities offered by us will include specific terms relating to the offering. These terms will include some or all of the following (to the extent such terms are applicable to the offered Debt Securities):

  .  the title of the offered Debt Securities;

  . classification as Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, aggregate principal amount, and denomination;

  . whether the offered Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or conversion rate, the conversion period and other conversion provisions in addition to or in lieu of those described in this prospectus;

  . the date or dates on which the offered Debt Securities will mature and on which other payments of principal will be payable or how to determine those dates;

  .  any limit on the total principal amount of the Debt Securities;

  . the price or prices, expressed as a percentage of the principal amount, at which the Debt Securities will be issued;

  . whether any of the Debt Securities are to be issuable initially in temporary global form or permanent global form;

  .  any mandatory or optional sinking fund or analogous provisions;

  .  any optional redemption periods and prices;

  . the interest rate or rates (or the method by which the rates will be determined), and the dates from which interest, if any, will accrue;

  .  the date or dates on which any interest will be payable;

  . the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the offered Debt Securities will be payable and the place or places where the offered Debt Securities may be presented for transfer and, if applicable, conversion;

  . our obligation, if any, to redeem, repay or purchase the offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder of Debt Securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities will be redeemed, repaid or purchased pursuant to that obligation;

  .  any applicable United States Federal income tax consequences; and

  . any other specific terms of the offered Debt Securities, including any additional or different events of default, remedies or covenants provided with respect to such offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

   In addition to the terms described above, if applicable, the following terms will be described in the applicable prospectus supplement:

  . the issue price of offered Debt Securities that are original issue discount securities;

  .  the amount of the original issue discount;

  . the manner and rate or rates per annum, which may be fixed or variable, at which original issue discount will accrue;

  . the yield to maturity represented by the original issue discount securities;

  . the date or dates from or to which or period or periods during which original issue discount will accrue;

  . the portion of the principal amount of such offered Debt Securities that will be payable upon acceleration of maturity or upon the optional or mandatory redemption, purchase or exchange or original issue discount securities; and

  .  any other specific terms thereof.

   Unless otherwise specified in any prospectus supplement, the Debt Securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000 (Section 2.7). No service charge will be made for any transfer or exchange of any Debt Securities, but we may require that you pay a sum sufficient to cover any applicable tax or other governmental charge (Section 2.8).

   Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States Federal income tax considerations applicable to any discounted Debt Securities or to Debt Securities issued at par that are treated as having been issued at a discount for United States Federal income tax purposes will be described in the prospectus supplement in which we offer those debt securities.

   Global Securities. The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until certificated Debt Securities are exchanged in whole or in part for a global security, a global security may not be transferred except as a whole by the depositary, any successor depositary or their nominees (Section 2.8).

   The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the prospectus supplement relating to that series.

   Events of Default. Unless otherwise specified in the prospectus supplement, an event of default is defined under each Indenture with respect to the Debt Securities of any series issued under that Indenture as being:

  . failure to pay any interest with respect to Debt Securities of that series when due, continued for 30 days;

  . failure to pay principal or premium, if any, with respect to Debt Securities of that series when due;

  . failure to make any sinking fund payment on Debt Securities of that series when due;

  . failure to perform any other covenant or agreement applicable to Debt Securities of that series, continued for 60 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding; and

  . specific events relating to our bankruptcy, insolvency or reorganization (Section 5.1).

   If any event of default with respect to a series of Debt Securities occurs and continues for the required amount of time, the Trustee or the holders of not less than 25% of the aggregate principal amount of the Debt Securities of that series then outstanding may declare the Debt Securities of that series due and payable immediately by giving notice in writing to us (and to the Trustee, if given by the holders). The holders of a majority of the aggregate principal amount of the Debt Securities of that series then outstanding, may, however, by notice in writing to us and the Trustee, rescind the declaration if:

  . we have paid or deposited with the Trustee all amounts that have become due, otherwise than through acceleration, for principal, premium, if any, and interest, if any; and

  .  all defaults under that Indenture are cured or waived (Section 5.1).

   Each Indenture provides that no holder of any series of Debt Securities then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, the Indenture, unless:

  . the holder has given to the Trustee written notice of the occurrence and continuance of a default;

  . the holders of not less than 25% of the aggregate principal amount then outstanding of that series of Debt Securities have made a written request to the Trustee to institute the suit, action or proceeding and have offered to the Trustee the reasonable indemnity it may require; and

  . the Trustee for 60 days after its receipt of the notice, request and offer of indemnity has neglected or refused to institute the requested action, suit or proceeding.

   The foregoing is limited by the following rights of any holder of any Debt Securities which may not be impaired or affected without the consent of that holder:

  . the right to receive, subject to the subordination provisions applicable to the Subordinated Debt Securities and the Junior Subordinated Debt Securities, payment of the principal of, premium, if any, or interest, if any, on the Debt Securities on or after the respective due dates;

  . with respect to any convertible Subordinated Debt Security or Junior Subordinated Debt Security, the right to convert the Debt Security; and

  . in each case, the right to institute suit for the enforcement of any payment obligation or right to convert (Section 5.4).

   For information as to the right of a holder of trust preferred securities to institute a direct action against us to enforce our payment obligation with respect to trust debentures issued under a supplement to the Subordinated or Junior Subordinated Indenture, see "Description of Trust Debentures--Enforcement of Rights by Holders of Trust Preferred Securities."

   The holders of a majority in aggregate principal amount of the Debt Securities of a series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust power conferred on the Trustee if that direction is not in conflict with law or the Indenture (Section 5.7).

   In determining whether the holders of the requisite aggregate principal amount of an outstanding series of original issue discount Debt Securities have given any request, demand, authorization or consent under the Indenture, the principal amount of that series that will be deemed to be outstanding will be the amount of the principal of that series that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity of that series.

   We are required to furnish to the Trustee annually a statement as to the fulfillment of all of our obligations under each Indenture (Section 4.3).

   Discharge and Defeasance. Unless otherwise specified in the applicable prospectus supplement, we can discharge or defease our obligations with respect to each series of Debt Securities as described below (Article 10).

   With respect to Debt Securities of any series issued under any Indenture that remain outstanding and:

  .  have either become due and payable; or

  .  are by their terms due and payable within one year; or

  .  are by their terms subject to optional redemption within one year;

we may discharge all our obligations to the holders of that series of Debt Securities by depositing with the Trustee, as trust funds, cash or U.S. Government Obligations (as defined in the Indenture) or both. The amount so deposited must be certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding Debt Securities of that series and to make any mandatory sinking fund payments on those Debt Securities when due.

   With respect to Debt Securities of any other series issued under any Indenture that remain outstanding, we may, unless otherwise provided in the applicable prospectus supplement, discharge at any time our obligations to holders of that series ("defeasance") only if, among other things:

  . the Debt Securities are not convertible Subordinated Debt Securities or convertible Junior Subordinated Debt Securities;

  . we irrevocably deposit with the Trustee cash or U.S. Government Obligations, or a combination of both, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding Debt Securities of that series and to make any mandatory sinking fund payments on those Debt Securities when due and the funds have been so deposited for 91 days;

  . the defeasance will not result in a breach or violation of, or cause a default under, any agreement or instrument to which we are a party or by which we are bound; and

  . we deliver to the Trustee an opinion of counsel with respect to the effects of the defeasance under the United States federal income tax laws. The opinion must be to the effect that the holders of the defeased Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and that the defeasance will not otherwise alter the United States Federal income tax treatment of the holders' principal and interest payments on that series of Debt Securities. The opinion must be based on a ruling of the Internal Revenue Service or a change in United States Federal income tax law occurring after the date of this prospectus because that opinion could not be rendered under current federal income tax law.

   Some of the obligations and rights of the holders of any series of Debt Securities issued under any Indenture will not be affected by any discharge or defeasance discussed above. These are:

  . rights of registration of transfer and exchange of Debt Securities of the affected series;

  . rights of substitution of mutilated, defaced, destroyed, lost or stolen Debt Securities of that series;

  . rights of holders of Debt Securities of that series to receive payments of principal and premium, if any, and interest, if any, when due and to receive mandatory sinking fund payments on those Debt Securities when due, if any;

  .  the rights, obligations, duties and immunities of the Trustee;

  . the rights of holders of Debt Securities of that series as beneficiaries with respect to property deposited with the Trustee payable to all or any of them;

  . our obligations to maintain an office or agency in respect of Debt Securities of that series; and

  . if applicable, our obligations with respect to the conversion of Debt Securities of a series into common stock.

   Modification of the Indenture. Each Indenture provides that we and the Trustee may enter into supplemental indentures without the consent of the holders of the Debt Securities:

  . to evidence the assumption by a successor entity of our obligations under the Indenture;

  . to add covenants or new events of default for the protection of the holders of Debt Securities;

  .  to cure any ambiguity or correct any inconsistency in the Indenture;

  .  to establish the form and terms of Debt Securities;

  .  to evidence the acceptance of appointment by a successor trustee;

  . to amend the Indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of outstanding Debt Securities; or

  . in the case of Senior Debt Securities, to secure Debt Securities (Section 8.1).

   We and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of Debt Securities of each series then outstanding and affected, may add, change or eliminate any of the provisions of the applicable Indenture. Similarly, with the consent of the holders of at least a majority of the aggregate principal amount of Debt Securities of each series then outstanding and affected, we may also modify in any manner the rights of the holders of the Debt Securities of that series. These rights are, however, limited. We and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby:

  .  extend the stated maturity of the principal of any Debt Security;

  .  reduce the amount of the principal or premium, if any, of any Debt
     Security;

  . reduce the rate, change the method of determination or extend the time of payment of interest on any Debt Security;

  . reduce or alter the method of computation of any amount payable on or at redemption of any Debt Security;

  . reduce the principal amount of any original issue discount security payable upon acceleration of any Debt Security or provable in bankruptcy;

  . change the coin or currency in which principal, premium, if any, and interest, if any, are payable;

  . impair or affect the right to institute suit for the enforcement of any payment or repayment of any Debt Security;

  . if applicable, adversely affect the right to convert Debt Securities or any right of prepayment at the option of the holder; or

  . reduce the aforesaid percentage in aggregate principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification (Section 8.2).

   Neither the Subordinated Indenture nor the Junior Subordinated Indenture may be amended to alter the subordination of any outstanding Subordinated Debt Securities or the Junior Subordinated Debt Securities without the consent of each holder of Senior Indebtedness or Superior Indebtedness, as the case may be, then outstanding that would be adversely affected thereby (Section 8.6 of the Subordinated Indenture and the Junior Subordinated Indenture).

   Paying Agent and Registrar. The Trustee or an affiliate of the Trustee initially will act as paying agent and registrar with respect to any series of Debt Securities issued under an Indenture (Section 3.2).

   Consolidation, Merger and Sale of Assets. Under each Indenture, we may, without the consent of the holders of any of the outstanding Debt Securities, consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any other corporation organized and validly existing under the laws of any domestic jurisdiction, provided that:

  . any successor corporation assumes our obligations on the Debt Securities under the Indenture;

  . after giving effect to the transaction no event of default has occurred and is continuing.

   Governing Law. The indentures, the Debt Securities and coupons will be governed by, and construed in accordance with, the laws of the State of New York.

Provisions Applicable Solely to Senior Debt Securities

   General. Senior Debt Securities will be issued under the Senior Indenture and will rank pari passu with all other unsecured and unsubordinated debt of Halliburton.

   Definitions. For purposes of the following discussion, the following definitions are applicable (Article One of the Senior Indenture).

   "Subsidiary" means any corporation of which our Company, or our Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling any one or more of our Company and its Subsidiaries to elect a majority of the directors of such corporation.

   "Principal Property" means any real estate, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of our Company or of any Restricted Subsidiary, whether owned at or acquired after the date of the Senior Indenture, other than any pollution control facility, that in the opinion of the Board of Directors is of material importance to the total business conducted by our Company and its Restricted Subsidiaries as a whole.

   "Restricted Subsidiary" means:

  . any Subsidiary of ours existing at the date of the Senior Indenture the principal assets and business of which are located in the United States or Canada, except sales financing, real estate and other Subsidiaries so designated; and

  . any other Subsidiary that is designated by our Company to be a Restricted Subsidiary.

   "Secured Debt" means indebtedness (other than indebtedness among Halliburton and Restricted Subsidiaries) for money borrowed by our Company or a Restricted Subsidiary, or any other indebtedness of our Company or a Restricted Subsidiary on which interest is paid or payable, which in any case is secured by:

  . a lien or other encumbrance on any Principal Property owned by our Company or a Restricted Subsidiary;

  . a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary; or

  . in the case of indebtedness of our Company, a guaranty by a Restricted Subsidiary.

   "Consolidated Net Tangible Assets" means the aggregate amount of assets included on a consolidated balance sheet of our Company and its Restricted Subsidiaries, less

  .  applicable reserves and other properly deductible items;

  .  all current liabilities; and

  . all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles;

all in accordance with generally accepted accounting principles consistently applied.

   "Sale and Leaseback Transaction" means the sale or transfer by our Company or a Restricted Subsidiary of any Principal Property owned by it that has been in full operation for more than 120 days prior to the sale or transfer with the intention of taking back a lease on such property, other than a lease not exceeding 36 months, where the use by our Company or the Restricted Subsidiary of the property will be discontinued on or before the expiration of the term of the lease.

   Restrictions on Secured Debt. While any series of Senior Debt Securities is outstanding, our Company and its Restricted Subsidiaries are prohibited from creating, incurring, assuming or guaranteeing any Secured Debt without equally and ratably securing the Senior Debt Securities of that series. In that circumstance, we must also equally and ratably secure any other indebtedness of, or guaranteed by, our Company or any such Restricted Subsidiary then similarly entitled. The foregoing restrictions are not applicable to:

  .  specified purchase money mortgages;

  .  specified mortgages to finance construction on unimproved property;

  . mortgages existing on property at the time of its acquisition by our Company or a Restricted Subsidiary;

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

  . mortgages existing on the property or on the outstanding shares or indebtedness of a corporation at the time it becomes a Restricted Subsidiary;

  . mortgages on property of a corporation existing at the time the corporation is merged or consolidated with our Company or a Restricted Subsidiary;

  . mortgages in favor of governmental bodies to secure payments of indebtedness; or

  . extensions, renewals or replacement of the foregoing (Section 3.6 of the Senior Indenture).

   Our Company and any Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt not otherwise permitted or excepted without equally and ratably securing Senior Debt Securities if the sum of:

  .  the amount of the Secured Debt, plus

  . the aggregate value of Sale and Leaseback Transactions (subject to specific exceptions)

does not exceed 5% of Consolidated Net Tangible Assets (Section 3.6 of the Senior Indenture).

   Limitations on Sale and Leaseback Transactions. While any series of Senior Debt Securities is outstanding, Sale and Leaseback Transactions are prohibited unless:

  . our Company or the Restricted Subsidiary owning the Principal Property would be entitled to incur Secured Debt equal to the amount realizable upon the sale or transfer of the property to be so leased secured by a mortgage on the property without equally and ratably securing the Senior Debt Securities of such series; or

  . an amount equal to the value of the property so leased is applied to the retirement (other than mandatory retirement) of the Senior Debt Securities of that series or other funded indebtedness of our Company and its Restricted Subsidiaries (Section 3.7 of the Senior Indenture).

   Restrictions on Transfer of Principal Property to Unrestricted Subsidiary. Our Company and its Restricted Subsidiaries are prohibited from transferring whether by merger, consolidation or otherwise, except for fair value, any Principal Property to any Subsidiary that is not a Restricted Subsidiary, without retiring indebtedness as provided in the immediately preceding paragraph (Section 3.8 of the Senior Indenture).

   Consolidation, Merger, Sale or Conveyance. No consolidation or merger of our Company, and no sale of substantially all of its property, may be effected with or to another corporation if any Principal Property of our Company or a Restricted Subsidiary would become subject to any mortgage or lien, unless

  .  the lien or mortgage is of the nature described above as permitted by
     Section 3.6 of the Senior Indenture; or

  . prior thereto all Senior Debt Securities then outstanding are secured (equally and ratably with any other indebtedness of or guaranteed by our Company or any Restricted Subsidiary then similarly entitled) by a lien on the Principal Property and specified other properties (Section 9.2 of the Senior Indenture).

   Our board of directors has not designated any property of our Company or of any Restricted Subsidiary as a Principal Property because, in the opinion of our management, no single property or asset is of material importance to the total business of our Company and its Restricted Subsidiaries taken as a whole.

Provisions Applicable Solely to Subordinated Debt Securities

   Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Subordinated Indenture, to all Senior Indebtedness (as defined below) of our Company. If we should default in the payment of any Senior Indebtedness when due and payable, then, upon written notice of the default to our Company by the holders of, or any trustee for, the Senior Indebtedness, no direct or indirect payment may be made or agreed to be made on the Subordinated Debt Securities. This includes any payment in cash, property, securities, by set-off or otherwise. This includes payment for principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities. It also includes any payment in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Debt Securities. It does not include any payment made in capital stock of our Company (or cash in lieu of fractional shares) pursuant to any conversion right of the Subordinated Debt Securities or otherwise made in capital stock of our Company. These rights of the holders of Senior Indebtedness are subject to rights of our Company to dispute the default and subject to proper notification of the Trustee and apply until the default has been cured or waived or has ceased to exist. (Sections 14.1, 14.4 and 14.5 of the Subordinated Indenture).

   Definitions. "Senior Indebtedness" is defined in the Subordinated Indenture as Indebtedness of our Company outstanding at any time except:

  . any Indebtedness as to which, by the terms of the instrument creating or evidencing the Indebtedness, it is provided that the Indebtedness is not senior in right of payment to the Subordinated Debt Securities;

  .  the Subordinated Debt Securities;

  .  any Indebtedness of our Company to a wholly-owned Subsidiary;

  . interest accruing after the filing of a petition initiating specified events of bankruptcy or insolvency unless the interest is an allowed claim enforceable against our Company in a proceeding under Federal or state bankruptcy laws; and

  .  trade accounts payable.

"Indebtedness" is defined in the Subordinated Indenture as, with respect to any
Person:

  . the principal of and premium and interest on indebtedness for money borrowed by that Person evidenced by bonds, notes, debentures or similar obligations, including any guaranty by that Person of any indebtedness for money borrowed of any other Person, whether the indebtedness or guaranty is outstanding on the date of the Subordinated Indenture or is later created, assumed or incurred;

  . the principal of and premium and interest on indebtedness for money borrowed, incurred, assumed or guaranteed by that Person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets;

  .  capitalized lease obligations of that Person;

  .  any other indebtedness of that Person, including:

    . any indebtedness representing the balance deferred and unpaid of the purchase price of any property or interest therein, including any balance that constitutes a trade account payable; and

    . any guaranty, endorsement or other contingent obligation of that Person in respect of any indebtedness of another Person that is outstanding on the date of the Subordinated Indenture or is later created, assumed or incurred by that Person; and

  . any amendments, modifications, refunding, renewals or extensions of any of the foregoing indebtedness or obligations.

   Bankruptcy. All Senior Indebtedness (including any interest accruing after the commencement of any of the proceedings described below) must first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities if:

  .  without our consent a court shall enter:

    . an order for relief with respect to our Company under the United States Federal bankruptcy laws;

    .  a judgment, order or decree adjudging our Company bankrupt or insolvent;
       or

    . an order for relief for reorganization, arrangement, adjustment or composition of or in respect of our Company under the United States Federal or state bankruptcy or insolvency laws; or

  .  we shall:

    . institute proceedings for the entry of an order for relief with respect to our Company under the United States Federal bankruptcy laws;

    .  institute proceedings for an adjudication of our insolvency;

    . consent to the institution of bankruptcy or insolvency proceedings against us;

    . file a petition seeking, or seek or consent to, reorganization, arrangement, composition or similar relief for our Company under any applicable law;

    . consent to the filing of such a petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of our Company or of substantially all of our property; or

    . cause our Company to make a general assignment for the benefit of creditors.

   In that event, any payment or distribution on account of the Subordinated Debt Securities, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities must be paid or delivered directly to the holders of Senior Indebtedness. Any such payment or distribution must be made in accordance with the priorities then existing among those holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. Any payment or distribution received by any holder of any Subordinated Debt Securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full will be received in trust for the benefit of, and must be paid over or delivered to, the holders of the Senior Indebtedness then outstanding for application to the payment of Senior Indebtedness.

   These provisions apply to any payment of principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities. They apply to any payment or distribution of any character, whether in cash, securities or other property. They do not, however, apply to securities of our Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued to the holders of Senior Indebtedness under any plan of reorganization or readjustment.

   After payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Debt Securities will be entitled to be repaid from the remaining assets of the Company the amounts at that time due and owing on account of the Subordinated Debt Securities before any payment or other distribution may be made on account of any capital stock or obligations of our Company ranking junior to the Subordinated Debt Securities. These provisions apply to any payment or distribution of any character, whether in cash, property or otherwise. The holders of any obligations of our Company ranking on a parity with the Subordinated Debt Securities will be entitled to share pro rata in any of these payments and distributions. (Section 14.1 of the Subordinated Indenture).

   By reason of this subordination, in the event of the insolvency of our Company, holders of Senior Indebtedness may receive more, ratably, than holders of the Subordinated Debt Securities. These subordination provisions will not prevent the occurrence of an event of default or limit the right of acceleration in respect of the Subordinated Debt Securities.

Provisions Applicable to Both Subordinated Debt Securities and Junior Subordinated Debt Securities

   Conversion. Offered Debt Securities that constitute Subordinated Debt Securities or Junior Subordinated Debt Securities may provide for a right of conversion of those Debt Securities into our common stock (or cash in lieu of fractional interests therein). The following provisions will apply to Debt Securities that are convertible Subordinated Debt Securities or convertible Junior Subordinated Debt Securities unless otherwise provided in the applicable prospectus supplement.

   The holder of any convertible Subordinated Debt Securities or convertible Junior Subordinated Debt Securities will have the right exercisable at any time prior to maturity to convert the Subordinated Debt Securities or convertible Junior Subordinated Debt Securities into shares of our common stock at the conversion price or conversion rate set forth in the applicable prospectus supplement, subject to adjustment (Sections 13.2 of the Subordinated Debt Indenture and the Junior Subordinated Indenture). The holder of convertible Subordinated Debt Securities or convertible Junior Subordinated Debt Securities may convert any portion of the Debt Securities that is $1,000 in principal amount or any integral multiple thereof (Sections 13.2 of the Subordinated Debt Indenture and the Junior Subordinated Indenture). Subordinated Debt Securities or Junior Subordinated Debt Securities that have been previously redeemed or otherwise purchased by our Company are not eligible for conversion.

   The occurrence of specified events will result in adjustment of the conversion price or conversion rate as described in the Subordinated Indenture or the Junior Subordinated Indenture. These events include:

  . the issuance of shares of our common stock as a dividend or distribution on our common stock;

  .  subdivisions, combinations and reclassifications of our common stock;

  . the issuance to all holders of our common stock of rights or warrants entitling the holders (for a period not exceeding 45 days) to subscribe for or purchase shares of our common stock at a price per share less than the then current market price per share of our common stock (as defined in the Subordinated Indenture and the Junior Subordinated Indenture); or

  . the distribution to all holders of our common stock of evidences of indebtedness, equity securities (including equity interests in our subsidiaries) other than our common stock or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above).

   No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in the price or rate (Sections 13.4 of the Subordinated Indenture and the Junior Subordinated Indenture).

   We have been advised by our counsel, Vinson & Elkins L.L.P., that specified adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the Subordinated Debt Securities or Junior Subordinated Debt Securities or holders of our common stock that would be taxable pursuant to Treasury Regulations issued under Section 305 of the Internal Revenue Code of 1986. The amount of any taxable constructive distribution will be the fair market value of the common stock that is treated as having been constructively received, that value being determined as of the time the adjustment resulting in the constructive distribution is made.

   Fractional shares of common stock will not be issued upon conversion. Rather, we will pay a cash adjustment based on the then current market price for the common stock (Sections 13.3 of the Subordinated Indenture and the Junior Subordinated Indenture). Upon conversion, no adjustments will be made for accrued interest or dividends. Therefore, convertible Subordinated Debt Securities or convertible Junior Subordinated Debt Securities surrendered for conversion between the record date for an interest payment and the interest payment date (other than those called for redemption on a redemption date during that period) must be accompanied by payment of an amount equal to the interest on the Debt Securities that the registered holder is to receive (Sections 13.2 and 13.4 of the Subordinated Indenture and the Junior Subordinated Indenture).

   Any consolidation or merger of our Company with or into any other person (with specific exceptions) or any sale or transfer of all or substantially all the assets of our Company will limit the conversion rights of holders of convertible Subordinated Debt Securities or convertible Junior Subordinated Debt Securities. Following any of these events, the holder of convertible Subordinated Debt Securities or convertible Junior Subordinated Debt Securities will have the right to convert the securities only into the kind and amount of securities, cash and other property that the holder would have been entitled to receive upon the occurrence of the event if the holder had held the common stock issuable upon conversion of the securities immediately prior to the event. (Sections 13.5 of the Subordinated Indenture and the Junior Subordinated Indenture).

   Consolidation, Merger, Sale or Conveyance. The Subordinated Indenture and the Junior Subordinated Indenture permits our Company to consolidate with, or merge into, or transfer substantially all of its property to, another person provided specified conditions are met. (Sections 9.1 of the Subordinated Indenture and the Junior Subordinated Indenture).

Provisions Applicable Solely to Junior Subordinated Debt Securities

   Subordination. The Junior Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Superior Indebtedness (as defined below). If we default in the payment of any Superior Indebtedness when due and payable, then, upon written notice of that default to our Company by the holders of, or any trustee for, the Superior Indebtedness, no direct or indirect payment may be made or agreed to be made on the Junior Subordinated Debt Securities. This includes any payment in cash, property, securities, by set-off or otherwise. This includes payment for principal of, premium, if any, or interest, if any, on the Junior Subordinated Debt Securities. It also includes any payment in respect of any redemption, retirement, purchase or other acquisition of the Junior Subordinated Debt Securities. It does not include any payment made in capital stock of our Company (or cash in lieu of fractional shares) pursuant to any conversion right of the Junior Subordinated Debt Securities or otherwise made in capital stock of our Company. These rights of the holders of Superior Indebtedness are subject to the rights of our Company to dispute the default and subject to proper notification of the Trustee and apply until the default has been cured or waived or has ceased to exist. (Sections 14.1, 14.4 and 14.5 of the Junior Subordinated Indenture).

   Definitions. "Superior Indebtedness" is defined in the Junior Subordinated Indenture as Indebtedness of our Company outstanding at any time except:

  . any Indebtedness as to which, by the terms of the instrument creating or evidencing the Indebtedness, it is provided that the Indebtedness is not senior in right of payment to the Subordinated Debt Securities;

  .  the Junior Subordinated Debt Securities;

  .  any Indebtedness of Halliburton to a wholly-owned Subsidiary; and

  . interest accruing after the filing of a petition initiating specified events of bankruptcy or insolvency unless the interest is an allowed claim enforceable against Halliburton in a proceeding under Federal or state bankruptcy laws.

   The principal distinction between the definition of Senior Indebtedness, as used in the Subordinated Indenture, and Superior Indebtedness, as used in the Junior Subordinated Indenture, is that our trade accounts payable and Subordinated Debt Securities constitute Superior Indebtedness but do not constitute Senior Indebtedness. Consequently, the Junior Subordinated Debt Securities are subordinated not only to Senior Indebtedness (as are the Subordinated Debt Securities) but also to our trade accounts payable and the Subordinated Debt Securities.

   The definition of the term "Indebtedness," as used in the Junior Subordinated Indenture, is identical to the definition of the term "Indebtedness," as used in the Subordinated Indenture. See "--Provisions Applicable Solely to Subordinated Debt Securities."

   Bankruptcy. All Superior Indebtedness (including any interest thereon accruing after the commencement of any of the proceedings described below) must first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of, premium, if any, or interest, if any, on the Junior Subordinated Debt Securities if:

  .  without our consent a court enters:

    . an order for relief with respect to our Company under the United States Federal bankruptcy laws;

    .  a judgment, order or decree adjudging our Company bankrupt or insolvent;
       or

    . an order for relief for reorganization, arrangement, adjustment or composition of or in respect of our Company under the United States Federal or state bankruptcy or insolvency laws; or

  .  we shall:

    . institute proceedings for the entry of an order for relief with respect to our Company under the United States Federal bankruptcy laws;

    .  institute proceedings for an adjudication of our insolvency;

    . consent to the institution of bankruptcy or insolvency proceedings against us;

    . file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief for our Company under any applicable law;

    . consent to the filing of such a petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of our Company or of substantially all of our property;

    . cause our Company to make a general assignment for the benefit of creditors.

   In any of these events, any payment or distribution on account of the Junior Subordinated Debt Securities that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debt Securities must be paid or delivered directly to the holders of Superior Indebtedness. Any of these payments or distributions must be made in accordance with the priorities then existing among those holders until all Superior Indebtedness (including any interest accruing after the commencement of any the proceedings) has been paid in full. Any payment or distribution received by any holder of any Junior Subordinated Debt Securities in contravention of any of the terms of the Junior Subordinated Indenture and before all the Superior Indebtedness has been paid in full will be received in trust for the benefit of, and must be paid over or delivered to, the holders of the Superior Indebtedness then outstanding for application to the payment of Superior Indebtedness to the extent necessary to pay all such Superior Indebtedness in full.

   These provisions apply to any payment of principal of, premium, if any, or interest, if any, on the Junior Subordinated Debt Securities. They apply to any payment or distribution of any character, whether in cash, securities or other property. They do not, however, apply to securities of our Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Junior Subordinated Debt Securities, to the payment of all Superior Indebtedness then outstanding and to any securities issued to holders of Superior Indebtedness under any plan of reorganization or readjustment.

   After payment in full of all sums owing with respect to Superior Indebtedness, the holders of Junior Subordinated Debt Securities will be entitled to be repaid from the remaining assets of Halliburton the amounts at that time due and owing on account of the Junior Subordinated Debt Securities before any payment or other distribution may be made on account of any capital stock or obligations of Halliburton ranking junior to the Junior Subordinated Debt Securities. These provisions apply to any payment or distribution of any character, whether in cash, property or otherwise. The holders of any obligations of our Company ranking on a parity with the Junior Subordinated Debt Securities will be entitled to share pro rata in these payments and distributions. (Section 14.1 of the Junior Subordinated Indenture).

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

   By reason of this subordination, in the event of the insolvency of our Company, holders of Superior Indebtedness may receive more, ratably, than holders of the Junior Subordinated Debt Securities. These subordination provisions will not prevent the occurrence of an event of default or limit the right of acceleration in respect of the Junior Subordinated Debt Securities.

Concerning the Trustee

   Pursuant to the Trust Indenture Act of 1939, if a default should occur with respect to any Senior Debt Securities issued under the Senior Indenture, any Subordinated Debt Securities issued under the Subordinated Indenture or any Junior Subordinated Debt Securities issued under the Junior Subordinated Indenture, the Trustee would be required to resign as trustee under two of the Indentures within 90 days of the default unless the default were cured, duly waived or otherwise eliminated.

   The Indentures contain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in specified cases, or to realize for its own account on property received as security for these claims or otherwise. The Trustee will be permitted to engage in other transactions with us; however, if it acquires any conflicting interest, it must eliminate the conflict or resign.

   JPMorgan Chase Bank, the Trustee under the Indentures, is a depositary for funds of, makes loans to and performs other services for us in the normal course of business.

                        DESCRIPTION OF TRUST SECURITIES

   The Trust may issue trust preferred securities and trust common securities under the terms of the Trust Agreement. The trust preferred securities will represent undivided beneficial interests in the assets of the Trust. We will own all of the trust common securities.

   Selected provisions of the Trust Agreement are summarized below. This summary is not complete. The form of Trust Agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus constitutes a part. You should read the Trust Agreement for provisions that may be important to you. The Trust Agreement has been qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the trust preferred securities. Wherever we refer to particular terms that are defined in the Trust Agreement, the definitions of those terms are incorporated in this prospectus by reference.

General

   The trust preferred securities and trust common securities issued by the Trust will be substantially the same except that, if there is an event of default under the Trust Agreement, as described below, the rights of the holders of the trust preferred securities will be entitled to priority in right of payment over the holders of trust common securities.

   The Trust will invest the proceeds from any issuance of the trust preferred securities, together with the consideration that we pay for the trust common securities, to purchase trust debentures from us. Legal title to the trust debentures will be held by the property trustee in trust for the benefit of holders of the trust securities. For information as to the terms of the trust debentures, see "Description of Trust Debentures."

   In accordance with the Trust Agreement, the Trust may not, among other things:

  .  borrow money;

  .  issue debt or any securities other than the trust securities;

  .  execute mortgages; or

  .  pledge any of its assets.

   We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under the caption "Description of Guarantee." We will not, however, guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. In that event, a holder of trust preferred securities may direct the property trustee to enforce its rights under the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures, any record holder of the trust preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against us. The record holder can enforce the property trustee's rights under the trust debentures without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, if a payment default has occurred and is continuing under the trust debentures, a record holder of the trust preferred securities may institute a legal proceeding directly against us. The record holder can seek enforcement of payment to the holder of principal of, premium, if any, or interest on the trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of the holder on or after the due date specified in the trust debentures.

   Holders of the trust preferred securities shall have no preemptive or similar rights.

Distributions

   Distributions on the trust securities will be payable on the dates and at the rates described in a prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the trust debentures. The revenue of the Trust available for distribution to holders of the trust securities will be limited to payments under the trust debentures in which the Trust will invest the proceeds from the issuance and sale of the trust securities. If we fail to make interest payments on the trust debentures, the property trustee will not have funds available to pay distributions on the trust securities.

   We may, on one or more occasions, defer the payment of interest on the trust debentures for a period not exceeding the number of consecutive semi-annual periods specified in the applicable prospectus supplement, unless a debenture event of default has occurred and is continuing. No deferral period will extend beyond the stated maturity date of the trust debentures. Distributions on the trust preferred securities will be deferred by the Trust during any deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional distributions at the rate per annum described in the applicable prospectus supplement. All semi-annual distributions accrued during the deferral period, together with accumulated additional distributions as provided in the applicable prospectus supplement, will become due and payable at the end of the deferral period. No interest will be due and payable during any deferral period, except at the end of the period.

   Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the requirements described above. There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust securities.

   We must give the property trustee, the debenture trustee and the administrative trustees notice of our election to defer the payment of interest on the trust debentures at least one business day prior to the earlier of:

  . the date on which the distributions on the trust preferred securities would have been payable except for our election to begin the deferral period; or

  . the date the administrative trustees are required to give notice to any securities exchange or to holders of trust preferred securities of the record date or the date the distributions are payable, but in any event not less than five business days prior to the record date.

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

   We have agreed in the applicable Indenture under which the trust debentures are to be issued to the Trust that our Company will not, during any deferred period, pay or make dividends or distributions on its outstanding capital stock (with specified exceptions) or make payments on its Debt Securities or guarantees ranking pari passu or junior in right of payment to the trust debentures held by the Trust. These provisions are described in greater detail in "Description of Trust Debentures--Covenants of the Company." See, also, "Description of Trust Debentures--Option to Extend Interest Payment Date."

Payment of Additional Sums

   If the Trust is required to pay any taxes, duties, or other governmental charges imposed by the United States or any other taxing authority, we will be required to pay any additional sums that are necessary in order that the amount of distributions then due and payable by the Trust on the outstanding trust preferred securities and trust common securities will not be reduced.

Redemption

   Whenever the trust debentures are repaid, other than following the distribution of the trust debentures to the holders of the trust securities, whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a like amount of the trust securities. The circumstances under which the trust debentures will be redeemed will be set forth in the applicable prospectus supplement. The prices at which the trust securities will be redeemed will be equal to:

  . in the case of the payment of the trust debentures on the stated maturity date, the maturity redemption price which will be equal to the principal amount of, plus accrued and unpaid interest on, the trust debentures;

  . if so provided in the applicable prospectus supplement, in the case of the optional prepayment of the trust debentures upon the occurrence and continuation of a Special Event, the Special Event Redemption Price which will be equal to the Special Event Prepayment Price in respect of the trust debentures set forth in the applicable prospectus supplement; and

  . if so provided in the applicable prospectus supplement, in the case of optional prepayment of the trust debentures, the optional prepayment price which will be equal to the optional redemption price in respect of the trust debentures set forth in the applicable prospectus supplement.

   For information as to the Special Event Prepayment Purchase Price and related terms, see "Description of Trust Debentures--Special Event Prepayment" and, for information as to the components of the optional redemption price, see "Description of Trust Debentures--Optional Prepayment."

   Payment of the redemption price will be made upon not less than 30 nor more than 60 days' notice of a date of redemption to the holders of the trust securities.

   If less than all the trust debentures are to be redeemed on a redemption date, the trust securities to be redeemed will be selected from among the holders thereof pro rata in accordance with their holdings.

   "Like amount" means:

  . with respect to a prepayment of the trust securities, trust securities having a liquidation amount equal to the principal amount of trust debentures to be redeemed in accordance with their terms; and

  . with respect to a distribution of trust debentures upon the dissolution and liquidation of the Trust, trust debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the trust debentures are being distributed.

Prepayment Procedures

   If applicable, trust securities will be prepaid at the applicable prepayment price with the proceeds from the contemporaneous redemption of the trust debentures. Any prepayment of trust securities will be made and the applicable prepayment price will be payable on the prepayment date only to the extent that the trust has funds legally available for the payment of the applicable prepayment price. See also "--Subordination of Trust Common Securities."

   If the trust gives a notice of prepayment in respect of the trust preferred securities, then, by 12:00 noon, New York City time, on the prepayment date, to the extent funds are legally available, the property trustee will:

  . with respect to trust preferred securities held by the DTC or its nominees, deposit with the DTC funds sufficient to pay the applicable prepayment price (see also "--Form, Denomination, Book--Entry Procedures and Transfer"); or

  . with respect to trust preferred securities held in certificated form, deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable prepayment price and will give the paying agent irrevocable instructions and authority to pay the applicable prepayment price to the holders of the trust preferred securities and trust common securities upon surrender of their certificates evidencing the trust preferred securities (see also "--Payment and Paying Agency").

   Notwithstanding the foregoing, distributions payable on or prior to the prepayment date will be payable to the holders of trust preferred securities of record on the relevant record dates for the related distribution dates.

   If notice of prepayment has been given and funds are deposited as required, then on the date of the deposit, all rights of the holders of the trust preferred securities called for prepayment will cease, except the right of the holders of the trust preferred securities to receive the applicable prepayment price, and the trust preferred securities will cease to be outstanding.

   If any prepayment date of trust preferred securities is not a business day, then the prepayment price will be paid on the next business day. If the next business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day. If payment of the prepayment price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee:

  . distributions on trust securities will continue to accumulate at the then applicable rate from the prepayment date originally established by the trust to the date the prepayment price is actually paid; and

  . the actual payment date will be the prepayment date for purposes of calculating the applicable prepayment price.

   We or our subsidiaries may, subject to applicable law, from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

   The Trust may not prepay fewer than all of the outstanding trust securities unless all accumulated and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or prior to the prepayment date. The property trustee will select the particular outstanding trust preferred securities to be prepaid not more than 60 days prior to the prepayment date. The selection will be made from among the holders thereof pro rata in accordance with their holdings, except that the property trustee shall endeavor to avoid individual holdings of securities of less than a round lot after a partial prepayment. If less than all of the issued trust preferred securities and trust common securities are to be prepaid on a prepayment date, then the aggregate amount of trust preferred securities and trust common securities to be prepaid will be allocated pro rata among the trust preferred securities and the trust common securities. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for prepayment and, in the case of any trust preferred security selected for partial prepayment, the liquidation amount to be prepaid. Unless the context otherwise requires, all provisions of the Trust Agreement relating to a portion of the trust preferred securities to be prepaid in a partial prepayment relate to the specified portion of the aggregate liquidation amount of the outstanding trust preferred securities.

   Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of trust securities at its registered address. Unless we default in payment of the applicable prepayment price for the trust debentures, distributions will cease to accrue on the trust securities called for prepayment on and after the prepayment date.

Exchange

   If at any time we or any of our affiliates hold any trust preferred securities, we may elect to deliver to the property trustee all or any portion of those trust preferred securities (together with a proportionate amount of trust common securities) in exchange for the principal amount of debentures described below. The election will be effective on any distribution date and may be exercised by us or our affiliate through delivery to the property trustee of a written notice of this election. The notice must specify the liquidation amount of trust preferred securities with respect to which the election is being made and the distribution date on which the exchange will occur (to be not less than ten business days after the date of receipt by the property trustee of the election notice.) The election will be conditioned upon the delivery by us or our affiliate to the property trustee or its designee of the trust preferred securities (and the proportionate amount of trust common securities) that are the subject of the election by 10:00 A.M. New York City time on the appropriate distribution date.

   In the exchange, we will deliver trust common securities having an aggregate liquidation amount bearing the same ratio to the aggregate liquidation amount of all the outstanding trust common securities as the aggregate liquidation amount of the trust preferred securities that we propose to exchange bears to the aggregate liquidation amount of all the trust preferred securities outstanding immediately prior to the exchange.

   In the exchange, the Trust will exchange debentures in an aggregate principal amount equal to the aggregate liquidation amount of the trust preferred securities and the trust common securities delivered by us for exchange. After the exchange, the exchanged trust preferred securities (and trust common securities) will be canceled and will no longer be deemed to be outstanding and all our rights as the holder of those trust preferred securities (and trust common securities) will cease.

Liquidation of the Trust and Distribution of Trust Debentures

   The trust will automatically dissolve upon the first to occur of:

  . our bankruptcy, dissolution or liquidation or revocation of our charter without reinstatement for 90 days;

  .  our direction to the property trustee in writing to dissolve the Trust;

  . the expiration of the term of the Trust and its distribution of a like amount of the trust debentures to the holders of the trust securities;

  .  redemption of all of the trust securities; or

  . the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

   We have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, to cause the trust debentures to be distributed to the holders of the trust securities in liquidation of the Trust. This right is subject to the administrative trustees having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of trust preferred securities.

   If a dissolution occurs as described in any of the first three bullet points above, the Trust will be liquidated by the administrative trustees as expeditiously as possible. After satisfaction of liabilities to the Trust's creditors, the administrative trustees will distribute to the holders of the trust securities a like amount of the trust debentures, unless such distribution is determined by the property trustee not to be practicable. In that case, the holders will be entitled to receive pro rata out of the assets of the Trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount of the trust securities plus accumulated and unpaid distributions to the date of payment. If this liquidation distribution can be paid only in part because the Trust has insufficient assets on hand and legally available to pay the full liquidation distribution, then the amount payable directly by the Trust on the trust securities will be paid on a pro rata basis in accordance with the liquidation amounts of the trust securities, except that if an event of default has occurred and is continuing, the trust preferred securities will have priority over the trust common securities. See "--Subordination of Trust Common Securities."

   If we elect not to redeem the trust debentures before maturity in accordance with their terms and either elect not to or are unable to dissolve and liquidate the Trust and distribute the trust debentures to holders of the trust securities, the trust securities will remain outstanding until the payment of the trust debentures on the stated maturity date.

   After any distribution of all the trust debentures to the holders of the trust securities:

  .  the trust securities will no longer be deemed to be outstanding;

  . DTC or its nominee will receive, in respect of each registered global certificate, if any, representing trust securities and held by it, a registered global certificate or certificates representing the trust debentures to be delivered upon the distribution; and

  . any certificates representing trust securities not held by DTC or its nominee will be deemed to represent trust debentures having a principal amount equal to the liquidation amount of such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation. We will then issue to the holder, and the debenture trustee will authenticate, a certificate representing the appropriate principal amount of such trust debentures.

Subordination of Trust Common Securities

   Payment of distributions on, and the prepayment price of, the trust securities will be made pro rata to each holder of trust securities based on the liquidation amount of the trust securities held by each holder of trust securities in relation to the aggregate liquidation amount of all trust securities outstanding. If, however, on any distribution date or prepayment date, an event of default has occurred and is continuing, no payments in respect of distributions on, or payments upon liquidation, prepayment or otherwise with respect to, the common securities may be made until the holders of the trust preferred securities have been paid in full the distributions, prepayment price, liquidation distribution and other payments to which they are entitled at such time.

   In the case of any event of default under the Trust Agreement, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default with respect to the trust preferred securities is cured, waived or otherwise eliminated. Until the event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as holder of the trust common securities. Only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Conversion of Trust Securities

   If and to the extent indicated in the applicable prospectus supplement, the trust securities may be exchangeable for our common stock. The specific terms on which the trust securities may be so converted or exchanged will be set forth in the applicable prospectus supplement, including the method of determining the number of shares of our common stock to be received by the holders of the trust securities upon such exchange.

Events of Default; Notice

   The occurrence of a debenture event of default constitutes an event of default under the Trust Agreement. See "Description of Trust
Debentures--Debenture Events of Default."

   Within 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee is required, unless the default is earlier cured or waived, to notify the holders of the trust securities of the default. We and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the Trust Agreement.

   Upon the occurrence of an event of default, the debenture trustee or the property trustee as the holder of the trust debentures will have the right under the applicable Indenture to declare the principal of and interest on the trust debentures to be immediately due and payable.

   If an event of default has occurred and is continuing and the default is attributable to our failure to pay interest, principal or other required payments on the trust debentures issued to the trust on the date such interest, principal or other payment is otherwise due, then a record holder of trust preferred securities may, on or after the respective due dates specified in the trust indenture, institute a proceeding directly against us. The record holder can seek enforcement of payment on trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the record holder. To the extent that we make any payment to the record holder of trust preferred securities as a result of the institution of an action of this nature, we will be subrogated to the rights of that holder of trust preferred securities.

   If an event of default has occurred and is continuing, the holders of a majority in liquidation amount of trust preferred securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture or executing any trust or power conferred on that Trustee with respect to the trust debentures.

   If an event of default has occurred and is continuing, the trust preferred securities will have a preference over the trust common securities as described under "--Liquidation of the Trust and Distribution of Trust Debentures" and "--Subordination of Trust Common Securities."

Removal of Trustees

   Unless an event of default has occurred and is continuing, any of the Trust Trustees may be removed at any time by the holder of the trust common securities. Any administrative trustee may be removed at any time by the holder of trust common securities. If an event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. No removal of the property trustee or the Delaware trustee will be effective until a successor meeting the requisite qualifications has been appointed and accepted the appointment.

   In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, those voting rights being vested exclusively in the holder of the trust common securities. The Trust Agreement requires that the Trust Trustees must at all times include at least one administrative trustee.

Trust Business Combinations

   Except as provided below and as otherwise described under "--Liquidation of the Trust and Distribution of Trust Debentures," the Trust may not merge with or into, convert into, consolidate with, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any corporation or other person. The trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee merge with or into, or convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States or the District of Columbia; provided that:

  .  the successor entity either:

    . expressly assumes all of the obligations of the Trust with respect to the trust securities and the Trust Agreement; or

    . substitutes for the trust securities other securities having substantially the same terms as the trust securities (the "Successor Securities") so long as the Successor Securities rank the same as the trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  . we expressly appoint a trustee of such successor entity possessing the same powers and duties relating to its holding of the trust debentures as the property trustee;

  . the Successor Securities are listed, or will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust securities are then listed or quoted, if any;

  . if the trust preferred securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to the transaction, such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any Successor Securities) or, if the trust debentures are so rated, the trust debentures to be downgraded by any such nationally recognized statistical rating organization;

  . the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect;

  . the successor entity has a purpose substantially identical to that of the Trust;

  . prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the Trust to the effect that:

    . the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease will not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect (other than by reason of dilution); and

    . following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease:

      . neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

      . the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

  . we or any permitted successor or assignee own all of the trust common securities of such successor entity and guarantee the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee of the trust preferred securities.

   Notwithstanding the foregoing, the Trust will not, except with the consent of holders of 100% in liquidation amount of the trust securities,

  . merge with or into, convert into, consolidate with, amalgamate with or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity, or

  . permit any other entity to merge with or into, convert into, consolidate with, amalgamate with or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease:

  . would cause the trust or the successor entity not to be classified as a grantor trust for the United States federal income tax purposes, or

  . would cause the holders of the trust securities not to be treated as owning an undivided interest in the trust debentures.

Voting Rights; Amendment of the Trust Agreement

   Except as provided under "--Trust Business Combinations" and "Description of Guarantee--Amendments and Assignment," as otherwise required by law and as follows, the holders of the trust preferred securities will have no voting rights.

   The Trust Agreement may be amended from time to time by us and the administrative trustees, without the consent of the holders of the trust securities:

  . to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with the other provisions of the Trust Agreement;

  . to modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act;

  .  to provide for a successor trustee; or

  .  to add to our covenants or obligations as sponsor;

provided, however, that in the case of the first two bullet points, the interests of the holders of the trust securities shall not be adversely affected in any material respect. Any amendments of the Trust Agreement pursuant to the foregoing will become effective once notice of the amendment is given to the holders of the trust securities.

   We and the administrative trustees may otherwise amend the Trust Agreement:

  . with the consent of holders representing a majority (based upon liquidation amount) of the outstanding trust securities; and

  . upon receipt by the Trust Trustees of an opinion of experienced counsel to the effect that the amendment:

    . is permitted by, and conforms to, the terms of the Trust Agreement (including any Annex thereto);

    . all conditions precedent, if any, in the Trust Agreement have been satisfied; and

    . will not affect the status of the Trust as a grantor trust for United States federal income tax purposes or the exemption of the Trust from status as an "investment company" under the Investment Company Act;

provided, however, that, without the consent of each holder of trust securities, the Trust Agreement may not be amended to:

  . change the amount or timing of any distribution on the trust securities or otherwise to affect adversely the amount of any distribution required to be made on the trust securities as of a specified date; or

  . restrict the right of a holder of trust securities to institute suit for the enforcement of that obligation on or after that date.

   Subject to the requirements discussed below, holders of a majority in liquidation amount of trust preferred securities may:

  . direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture or executing any trust or power conferred on that Trustee with respect to the trust debentures;

  .  waive any past defaults under the applicable Indenture;

  . exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the trust debentures; or

  . consent, where consent is required, to any amendment, modification or termination of the applicable Indenture or the trust debentures,

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities. None of the Trust Trustees may, without the consent of the holders of a majority in liquidation amount of trust preferred securities, take any of the actions specified in the bullet points set forth in this paragraph.

   Where a consent under the applicable Indenture would require the consent of each holder of trust debentures affected thereby, no such consent will be given by the property trustee without the prior consent of each holder of the trust preferred securities. The Trust Trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except pursuant to a subsequent vote of those holders.

   The property trustee is obligated to notify each holder of trust preferred securities regarding any notice of default that it receives with respect to the trust debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, the Trust Trustees are obligated, prior to taking any of the foregoing actions, to obtain an opinion of experienced counsel to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of any of those actions.

   Any required approval of holders of trust preferred securities may be given at a meeting of holders convened for that purpose or pursuant to written consent (without prior notice). The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner described in the Trust Agreement.

   No vote or consent of the holders of trust preferred securities will be required for the Trust to redeem and cancel the trust preferred securities in accordance with the Trust Agreement.

   Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities owned by us or any of our affiliates will not be entitled to vote or consent and will, for purposes of the vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

   Payments in respect of trust preferred securities held in global form will be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates, or, in respect of trust preferred securities that are not held by the depositary, the payments shall be made by check mailed to the address of each holder entitled thereto as the address shall appear on the register. The paying agent will initially be the property trustee or an affiliate of the property trustee, and any co-paying agent must be chosen by the property trustee and be acceptable to the administrative trustees and us. The paying agent will be permitted to resign in that capacity upon 30 days' written notice to the property trustee, the administrative trustees and us. If the property trustee or an affiliate of the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Form, Denomination, Book-Entry Procedures and Transfer

   Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities will be in registered, global form, and the global trust preferred securities will, upon issuance, be deposited with the DTC in New York, New York, and registered in the name of the DTC or its nominee, in each case for credit to an account of a direct or indirect participant in the DTC as described below.

   A global preferred security may not be transferred as a whole except by the DTC to another nominee of the DTC or to a successor of the DTC or its nominee. Beneficial interests in the global trust preferred securities must be transferred and exchanged through the facilities of the DTC. Beneficial interests in the global trust preferred securities may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

Registrar and Transfer Agent

   The property trustee will act as registrar and transfer agent for the trust preferred securities.

   Registration of transfers of the trust preferred securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the trust preferred securities after they have been called for redemption.

Information Concerning the Property Trustee


   The property trustee, other than during the occurrence and continuance of a trust agreement event of default, will perform only such duties as are specifically set forth in the Trust Agreement. During the existence of a trust agreement event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in connection with the exercise of those powers.

   If the property trustee is:

  .  required to decide between alternative courses of action;

  .  required to construe ambiguous provisions in the Trust Agreement; or

  .  unsure of the application of any provision of the Trust Agreement; and

  .  no trust agreement event of default has occurred and is continuing; and

  . the matter is not one that holders of the trust preferred securities or the trust common securities are entitled to vote under the Trust Agreement,

then the property trustee is obligated to take action as directed by us and, if not so directed, to take any action it deems advisable and in the best interests of the holders of the trust securities. Under those circumstances, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

   JPMorgan Chase Bank will serve as the property trustee, the debenture trustee and the guarantee trustee. Chase Manhattan Bank USA, National Association, will serve as the Delaware trustee. We, as well as some of our subsidiaries, from time to time borrow money from, and maintain deposit accounts and conduct banking transactions with, JPMorgan Chase Bank in the ordinary course of our business. JPMorgan Chase Bank also serves as agent and is a lender under our bank credit facility.

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Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and that the trust debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that we and the administrative trustees determine in our discretion is necessary or desirable for those purposes, as long as such action does not materially adversely affect the interests of the holders of the trust securities.

   The Trust Agreement and the trust preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

                             DEPOSITARY PROCEDURES

General

   Any of the Debt Securities and trust preferred securities may be issued in global form through the facilities of the Depositary Trust Company ("DTC").

   The DTC has advised the Trust and us that the DTC is a limited-purpose trust company organized under the New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The DTC holds securities deposited with it by its participants and facilitates the settlement of transactions in securities among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of security certificates. The DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC's system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of the DTC only through the participants or the indirect participants of the DTC. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the DTC are recorded on the records of the participants and indirect participants.

   The DTC has also advised the Trust and us that it has established procedures to provide that ownership of interests in the global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the DTC (with respect to the participants) or by the participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

   Investors in the global securities may hold their interests directly through the DTC if they are participants in such system, or indirectly through organizations that are participants in the system. All interests in a global security will be subject to the procedures and requirements of the DTC. The laws of some states require that specified persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to those persons will be limited to that extent.

   The DTC can act only on behalf of participants, which in turn act on behalf of indirect participants. Consequently, the ability of a person having beneficial interests in a global security to pledge those interests to persons or entities that do not participate in the DTC system may be affected by the lack of a physical certificate evidencing those interests. For information as to other restrictions on the transferability of global securities, see "--Exchange of Book-Entry Securities for Certificated Securities."

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   Except as described below, owners of interests in the global securities will not have securities registered in their name, will not receive physical delivery of securities in certificated form and will not be considered the registered owners or holders of those securities under the applicable Indenture or the Trust Agreement for any purpose.

   Payments in respect of each global security registered in the name of the DTC or its nominee will be payable to the DTC in its capacity as the registered holder under the applicable Indenture or the Trust Agreement. Under the terms of the applicable Indenture or the Trust Agreement, the trustee will treat the persons in whose names the securities, including the global securities, are registered as the owners of those securities for the purpose of receiving those payments and for any and all other purposes. Consequently, neither the trustee nor any agent thereof has or will have any responsibility or liability for:

  . any aspect of the DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any of the DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global securities; or

  . any other matter relating to the actions and practices of the DTC or any of its participants or indirect participants.

   The DTC has advised the Trust and us that its current practice, upon receipt of any payment in respect of securities, is to credit the accounts of the relevant participants with the payment on the payment date. The accounts will be credited in amounts proportionate to the participant's holdings of beneficial interests in the relevant security as shown on the records of the DTC. Payments by the participants and the indirect participants to the beneficial owners of securities represented by global securities will be governed by standing instructions and customary practices. This will be the responsibility of the participants or the indirect participants and will not be the responsibility of the DTC, any trustee, the Trust or us. None of the Trust, our Company or any trustee will be liable for any delay by the DTC or any of its participants in identifying the beneficial owners of the securities. The Trust, our Company and any trustee may conclusively rely on and will be protected in relying on instructions from the DTC or its nominee for all purposes.

   Interests in the global securities will trade in the DTC's Same-Day Funds Settlement System and secondary market trading activity in those interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of the DTC and its participants. Transfers between participants in the DTC will be effected in accordance with the DTC's procedures and will be settled in same-day funds.

   The DTC has advised the Trust and us that it will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose DTC account interests in the global securities are credited and only in respect of that portion of the securities as to which the participant or participants has or have given direction. If, however, there is an event of default under any applicable Indenture or the Trust Agreement, the DTC reserves the right to exchange the global securities for securities in certificated form and to distribute the certificated securities to its participants.

   The information in this section concerning the DTC and its book-entry system has been obtained from sources that we and the Trust believe to be reliable, but neither we nor the Trust take responsibility for the accuracy thereof.

   Although the DTC has established the foregoing procedures to facilitate transfers of interest in the global securities among participants in the DTC, the DTC is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. None of the Trust, our Company or any trustee will have any responsibility for the performance by the DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.


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Exchange of Book-Entry Securities for Certificated Securities

   A global security is exchangeable for securities in certificated form if:

  . the DTC notifies the Trust or us that it is unwilling or unable to continue to act as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act, and we or the Trust fail to appoint a successor depositary within 90 days; or

  . in the case of trust preferred securities, the administrative trustees, on behalf of the Trust, at their sole discretion elect to cause the issuance of certificated trust preferred securities.

   In all cases, certificated securities delivered in exchange for beneficial interests in any global security will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

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

                        DESCRIPTION OF TRUST DEBENTURES

   The trust debentures will be issued under either a supplement to the Subordinated Indenture as subordinated trust debentures or a supplement to the Junior Subordinated Indenture as junior subordinated trust debentures. Both the Subordinated Indenture and the Junior Subordinated Indenture are described above under "Description of Debt Securities." The following is a summary of the terms of the supplement to the Subordinated Indenture or the Junior Subordinated Indenture that will establish the terms of the trust debentures. This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the supplement to each of those Indentures and to those terms made a part of the Indentures by the Trust Indenture Act.

General

   The Trust will invest the proceeds obtained from any issuance of trust preferred securities, together with the consideration paid by us for the trust common securities, in trust debentures issued by us. The trust debentures will bear interest from the same date and at the same rate as the trust preferred securities. It is anticipated that, until the liquidation, if any, of the Trust, each trust debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

   The trust debentures will be issued in denominations of $1,000 and integral multiples of $1,000. The trust debentures will mature on the date provided.

Subordinated Trust Debentures

   The subordinated trust debentures will be issued pursuant to the Subordinated Indenture and will rank equally with all other Debt Securities under that Indenture. See "Description of Debt Securities--Provisions Applicable Solely to Subordinated Debt Securities." The subordinated trust debentures will be unsecured and will be subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner described in the Subordinated Indenture. See "Description of Debt Securities--Provisions Applicable Solely to Subordinated Debt Securities--Subordination."

Junior Subordinated Trust Debentures

   The junior subordinated trust debentures will be issued pursuant to the Junior Subordinated Indenture and will rank equally with all other Debt Securities under that Indenture. See "Description of Debt Securities--Provisions Applicable Solely to Junior Subordinated Debt Securities." The junior subordinated trust debentures will be unsecured and will be subordinate and junior in right of payment to all Superior Indebtedness to the extent and in the manner described in the Junior Subordinated Indenture. See "Description of Debt Securities--Provisions Applicable Solely to Junior Subordinated Debt Securities--Subordination."

Subordination

   In the event of the acceleration of the maturity of the trust debentures:

  . in the case of the subordinated trust debentures, the holders of all Senior Indebtedness, or

  . in the case of the junior subordinated trust debentures, the holders of all Superior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of the Senior Indebtedness or Superior Indebtedness, as the case may be, before holders of trust debentures will be entitled to receive or retain any payment in respect of the trust debentures.

   As indicated under "Description of Debt Securities--Provisions Applicable Solely to Junior Subordinated Debt," the principal distinctions between the definitions of Senior Indebtedness and Superior Indebtedness are that our Company's trade accounts payable and Subordinated Debt Securities constitute Superior Indebtedness but do not constitute Senior Indebtedness. Consequently, the junior subordinated debentures are subordinated not only to Senior Indebtedness (as are the Subordinated Debt Securities) but also to our Company's trade accounts payable and the Subordinated Debt Securities.

Conversion

   Unless otherwise provided in the applicable prospectus supplement:

  . the subordinated trust debentures will not be convertible into our common stock or any other security, and

  . the junior subordinated trust debentures will be convertible into our common stock.

Option to Extend Interest Payment Date

   So long as no debenture event of default has occurred and is continuing, we will have the right at any time and from time to time during the term of the trust debentures to defer the payment of interest for a period not exceeding the number of consecutive semi-annual periods set forth in the applicable prospectus supplement and in:

  . the supplement to the Subordinated Indenture with respect to any outstanding subordinated trust debentures; or

  . the supplement to the Junior Subordinated Indenture with respect to any outstanding junior subordinated debentures.

No deferral period may, however, end on a date other than an interest payment date or extend beyond the stated maturity date of the trust debentures. At the end of such deferral period, we must pay all interest then accrued and unpaid including, to the extent permitted by applicable law, interest on the deferred interest at the rate borne by the trust debentures, compounded semi-annually for each semi-annual period of the deferral period.

   During any deferral period, we have agreed in the applicable Indenture under which the trust debentures are to be issued to the Trust, that our Company will not pay or make dividends or distributions on its outstanding capital stock (with specified exceptions) or make payments on its Debt Securities or guarantees ranking pari passu or junior in right of payment to the trust debentures held by the Trust. These provisions are described in greater detail in "--Covenants of Halliburton."

   Prior to the termination of any deferral period, we may extend the deferral period so long as the extension does not cause the deferral period, as so extended, to exceed the number of consecutive semi-annual periods set forth in the applicable prospectus supplement, end on a date other than an interest payment date or extend beyond the stated maturity date. Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest will be due and payable during a deferral period, except at the end of the period. We must give the Trust Trustees and the Trustee under the applicable Indenture notice of our election to defer payment of interest on the trust debentures at least five business days prior to the earlier of:

  . the date the distributions on the trust securities would have been payable except for the election to begin or extend the deferral period; or

  . the date the administrative trustees are required to give notice to any securities exchange or to holders of capital securities of the record date or the date the distributions are payable, but in any event not less than five business days before the record date.

   The property trustee is obligated to give notice of our election to begin or extend a new deferral period to the holders of the trust preferred securities. There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust debentures.

Optional Prepayment

   The trust debentures may be prepayable, in whole at any time or in part from time to time, at our option at a prepayment price to the extent and as described in the applicable prospectus supplement.

Special Event Prepayment

   General. To the extent so provided in the applicable prospectus supplement, we will have the right, under the supplement to the Subordinated Indenture with respect to any outstanding subordinated trust debentures or under the supplement to the Junior Subordinated Indenture with respect to any outstanding junior subordinated debentures, to redeem, at our option, the trust debentures in whole (but not in part) at any time within 90 days after the occurrence of a Special Event. Any redemption must be at a redemption price equal to 100% of the principal amount of the trust debentures to be redeemed plus accrued and unpaid interest to the date of redemption.

   Definitions. To the extent so provided in the applicable prospectus supplement, a "Special Event" means a Tax Event or an Investment Company Event.

   "Investment Company Event" means the receipt by the Trust and us of an opinion from experienced counsel to the effect that there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act. The cause of the risk must be the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any authoritative governmental agency or authority. In addition, the amendment or change must have become effective or the pronouncement or decision must have been announced on or after the date of original issuance of the trust preferred securities.

   A "Tax Event" means the receipt by us and the Trust of an opinion of experienced counsel to the effect that there is more than an insubstantial risk that:

  . the Trust is, or within 90 days after the date of the opinion will be, subject to United States federal income tax with respect to income received or accrued on the trust debentures;

  . interest payable by us on the trust debentures is not, or within 90 days after the date of the opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

  . the Trust is, or within 90 days after the date of such opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

The risk must be the result of an amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any of its political subdivisions or taxing authority or the result of an amendment or change in an official administrative pronouncement or judicial decision interpreting or applying those laws or regulations. In addition, the amendment or change must have become effective or the pronouncement or decision must have been announced on or after the issue date of the trust preferred securities.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the trust debentures called for redemption.

Additional Sums

   If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, we will pay as additional amounts on the trust debentures any additional amounts that may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding trust securities will not be reduced as a result of any such additional taxes, duties and other governmental charges.

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

Covenants of Halliburton

   We covenant in the applicable supplement to the Subordinated Indenture or the Junior Subordinated Indenture with respect to the trust debentures that if:

  .  there shall have occurred any event of which we have actual knowledge that
     (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the trust debentures and (b) in respect of which we do not take reasonable steps to cure;

  . an event of default under the trust debentures has occurred and is continuing;

  . the trust debentures are held by the property trustee and we are in default with respect to our payment of any obligations under the guarantee; or

  . we have given notice of our election to defer interest as provided in the indenture or a deferral period or any extension thereof has commenced and is continuing;

then we will not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, other than:

    . dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

    . any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any shareholders' rights plan in the future, or the redemption or repurchase of those rights pursuant thereto;

    . as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

    . the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged; and

    . purchases of our common stock related to the issuance of our common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans;

  . make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our Debt Securities (including other debentures) that rank pari passu with or junior in right of payment to, in the case of the subordinated trust debentures, the subordinated trust debentures or, in the case of the junior subordinated trust debentures, the junior subordinated trust debentures; or

  . make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries (including under other guarantees) if such guarantee ranks pari passu or junior in right of payment to, in the case of the subordinated trust debentures, the subordinated trust debentures or, in the case of the junior subordinated trust debentures, the junior subordinated trust debentures.

   We also covenant in the applicable supplement to the Subordinated Indenture or the Junior Subordinated Indenture that, so long as the trust securities remain outstanding, we will:

  . maintain 100% direct or indirect ownership of the trust common securities; provided, however, that any successor to us is permitted under the supplement to the Subordinated Indenture and under the supplement to the Junior Subordinated Indenture to succeed to our ownership of such trust common securities;

  .  use our reasonable efforts to cause the Trust:

    . to remain a business trust, except in connection with (a) the distribution of trust debentures to the holders of trust securities in liquidation of the Trust, (b) the redemption of all of the trust securities and (c) permitted mergers, consolidations or amalgamations, each as permitted by the Trust Agreement;

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

    . otherwise to continue to be treated as a grantor trust for United States federal income tax purposes; and

    . to use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the trust debentures.

   Finally, we covenant in the supplement to the Subordinated Indenture with respect to any subordinated trust debentures and in the supplement to the Junior Subordinated Indenture with respect to any junior subordinated debentures, that so long as the Trust is the holder of all trust debentures, we, as borrower, will pay to the Trust:

  . all fees and expenses related to the Trust and the offering of the trust securities; and

  . all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the trust securities).

Enforcement of Rights by Holders of Trust Preferred Securities

   In the applicable supplement to the Subordinated Indenture or the Junior Subordinated Indenture, we have acknowledged that, if an event of default under the trust debentures has occurred and is continuing and is attributable to our failure to pay the principal of (or premium, if any), or interest on the trust debentures on the date the payment is required, a record holder of trust preferred securities may institute a direct action against us to enforce the payment obligation. We may not amend the applicable Indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will remain obligated to pay the principal of (or premium, if any) or interest on the trust debentures, and we will be subrogated to the rights of the holder of those trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to that holder in any direct action.

   If an event of default shall have occurred and is continuing under the applicable Indenture and the Trust Agreement, the holders of the trust preferred securities will not be able to exercise directly any remedies, other than those described in the preceding paragraph, available to the holders of the trust debentures. See "Description of Trust Preferred Securities--Events of Default; Notice."

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                           DESCRIPTION OF GUARANTEE

   Described below is a summary of information concerning the guarantee, which will be executed and delivered by us for the benefit of the holders from time to time of trust preferred securities. The guarantee has been qualified under the Trust Indenture Act of 1939. JPMorgan Chase Bank, guarantee trustee, will hold the guarantee for the benefit of the holders of the trust preferred securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act of 1939.

General

   We will irrevocably and unconditionally agree to pay in full on a subordinated basis (as described below) the following guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Trust may have or assert other than the defense of payment. The following guarantee payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the Trust, will be provided under the guarantee:

  . any accumulated and unpaid distributions required to be paid on the trust preferred securities to the extent that the Trust has funds on hand legally available for distributions at that time;

  . the applicable redemption price with respect to the trust preferred securities called for redemption to the extent that the Trust has funds on hand legally available for distributions at that time; and

  . upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the trust debentures to holders of the trust preferred securities), the lesser of:

    . the liquidation distribution to the extent that the Trust has funds on hand legally available for distributions at that time; and

    . the amount of assets of the Trust remaining available for distribution to holders of trust preferred securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

   The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Trust or upon distribution to the holders of the trust preferred securities of the trust debentures.

   Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the Trust to pay those amounts to those holders.

   The guarantee will be a guarantee of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities. It will not, however, apply to distributions and other payments on the trust preferred securities when the Trust does not have sufficient funds legally and immediately available to make distributions or other payments. Therefore, if we do not make interest payments on the trust debentures held by the property trustee, the Trust will not make distributions on the trust preferred securities and we will not be obligated to make the guarantee payments.

Status of the Guarantee

   If the Trust holds subordinated trust debentures issued pursuant to the Subordinated Indenture, the guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness (as that term is defined in the Subordinated Indenture) to the extent provided in that Indenture. If the Trust holds junior subordinated trust debentures issued pursuant to the Junior Subordinated Indenture, the guarantee will rank subordinate and junior

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

in right of payment to all Superior Indebtedness (as such term is defined in the Junior Subordinated Indenture) to the extent provided therein.

   If the Trust holds subordinated trust debentures issued pursuant to the Subordinated Indenture, the guarantee will rank equally with all other guarantees issued by us after the issue date with respect to trust preferred securities, if any, issued by other trusts, if any, also holding subordinated trust debentures. If the Trust holds junior subordinated trust debentures issued pursuant to the Junior Subordinated Indenture, the guarantee will rank equally with all other guarantees issued by us after the issue date with respect to trust preferred securities, if any, issued by other trusts, if any, also holding junior subordinated trust debentures.

   We are a holding company and, therefore, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we are recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantee effectively will be subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. Claimants should look only to us for payments under the guarantee. See "Description of Debt Securities--Provisions Applicable to Senior, Subordinated and Junior Subordinated Debt Securities." The guarantee does not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including Senior Indebtedness and Superior Indebtedness, whether under the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture or any other indenture that we may enter into in the future or otherwise.

Events of Default

   An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. This is subject to the condition that, with respect to a default other than a default in payment of any guarantee payment, we have received notice of the default and we have not cured the default within 60 days after receipt of that notice. The holders of not less than a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

   Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

   We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Amendments and Assignment

   Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities. The manner of obtaining any necessary approval will be as described under "Description of Trust Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantee

   The guarantee will terminate and be of no further force and effect upon:

  . full payment of the applicable redemption price of the trust preferred securities; or

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  .  upon liquidation of the Trust, the full payment of the liquidation distribution or the distribution of the trust debentures to the holders of the trust preferred securities.

   The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Information Concerning the Guarantee Trustee

   Other than during the occurrence and continuance of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only those duties that are specifically described in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

   The guarantee will be governed by and construed in accordance with the laws of the State of New York.

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RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST DEBENTURES AND THE
                                   GUARANTEE

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the trust preferred securities (to the extent the Trust has funds on hand legally available for the payment of distributions) are irrevocably guaranteed by us to the extent described under "Description of Guarantee." Taken together, our obligations under the trust debentures, the applicable Indenture, the Trust Agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee by us of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has this effect. If and to the extent that we do not make the required payments on the trust debentures, the Trust will not have sufficient funds to make the related payments, including distributions, on the trust preferred securities. The guarantee will not cover the obligation to make this payment on the trust preferred securities if the Trust does not have sufficient funds on hand legally available for distributions. In that event, the remedy of a holder of trust preferred securities is to institute a direct action against us to enforce our obligation to make the required payments on the trust debentures.

   Our obligations under the guarantee are subordinate and junior in right of payment to all Senior Indebtedness (if the Trust holds subordinated trust debentures) or all Superior Indebtedness (if the Trust holds junior subordinated debentures).

Sufficiency of Payments

   As long as payments of interest and other payments are made when due on the trust debentures, these payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

  . the aggregate principal amount or redemption price of the trust debentures is equal to the sum of the liquidation amount or prepayment price, as applicable, of the trust securities;

  . the interest rate and interest and other payment dates on the trust debentures will match the distribution rate and distribution and other payment dates for the trust securities;

  . we will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of trust securities under the trust securities; and

  . the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes of the Trust.

Enforcement Rights of Holders of Trust Preferred Securities

   A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

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

Limited Purpose of the Trust

   The trust preferred securities represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of:

  .  issuing and selling the trust securities;

  . using the proceeds from the sale of the trust securities to acquire the trust debentures; and

  . engaging in only those other activities necessary, advisable or incidental to those other purposes.

   A principal difference between the rights of a holder of a preferred security and a holder of a trust debenture is that a holder of a trust debenture will be entitled to receive from us the principal amount of, and premium, if any, and interest on trust debentures held, while a holder of trust preferred securities is entitled to receive distributions from the Trust (or, in certain circumstances, from us under the guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such distributions.

Rights Upon Dissolution

   Unless the trust debentures are distributed to holders of the trust securities, upon any voluntary or involuntary dissolution and liquidation of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Trust Securities--Liquidation of the Trust and Distribution of Trust Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of our Company, the property trustee, as holder of the trust debentures, would be a creditor of our Company:

  . subordinated in right of payment to all Senior Indebtedness if the Trust holds subordinated trust debentures issued pursuant to the Subordinated Indenture, or

  . subordinated in right of payment to all Superior Indebtedness if the Trust holds junior subordinated trust debentures issued pursuant to the Junior Subordinated Indenture,

but entitled to receive payment in full of principal, and premium, if any, and interest, before any of our shareholders receive payments or distributions. Since we will be the guarantor under the guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its trust securities), the positions of a holder of trust preferred securities and a holder of trust debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

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

                         DESCRIPTION OF CAPITAL STOCK

General

   The following is a general description of some of the provisions of our restated certificate of incorporation and by-laws. The description is qualified by reference to those documents, which are included as exhibits to the registration statement.

Common Stock

   We are authorized to issue 600,000,000 shares of common stock, par value $2.50 per share. As of November 13, 2001, there were 429,649,135 shares of common stock issued and outstanding and approximately 24,935 holders of record of common stock. The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

   Subject to the rights of the holders of our preferred stock, the holders of common stock are entitled to receive ratably the dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of liquidation, dissolution or winding up of our Company, the holders of outstanding preferred stock, if any, are, to the extent assets are available, to be paid amounts owed to them. Holders of common stock are then entitled to share ratably in all our remaining assets.

   The holders of common stock have no preemptive, subscription, redemptive or conversion rights. The outstanding shares are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to those of holders of our preferred stock.

Rights to Purchase Preferred Stock

   We are a party to a Restated Rights Agreement dated as of December 1, 1996. Under the Restated Rights Agreement, one preferred share right has been distributed as a dividend for each share of common stock outstanding or issued before the distribution date or termination of the restated rights agreement. Each right entitles the registered holder to purchase from us one two-hundredth of a share of series A junior participating preferred stock, without par value ("Series A Preferred Stock"), of our Company at a price of $75.00 per one two-hundredth of a share, subject to further adjustment. Until the occurrence of the events described below, the rights are not exercisable, will be evidenced by the certificates for common stock and will not be transferable apart from the common stock.

Detachment of Rights; Exercise. The rights are currently attached to all certificates representing outstanding shares of Halliburton common stock and no separate right certificates have been distributed. The rights will separate from the Halliburton common stock and a distribution date will occur upon the earlier of:

  . ten business days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") has acquired beneficial ownership of 15% or more of our outstanding voting shares, as defined in the Restated Rights Agreement; and

  . the tenth business day following the commencement or announcement of an intention to commence a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding voting shares.

   The rights are not exercisable until the distribution date. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of common stock as of the close of business on the distribution date and the separate right certificates alone will then evidence the rights.

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

   If a person or group were to acquire 15% or more of our voting shares, each right then outstanding, other than rights beneficially owned by the acquiring person which would become null and void, would become a right to buy:

  .  that number of shares of common stock; or

  . under some circumstances, the equivalent number of one two-hundredths of a share of Series A Preferred Stock,

that at the time of the acquisition would have a market value of two times the purchase price of the right.

   If:

  . our Company is acquired in a merger or other business combination transaction; or

  . more than 50% of the consolidated assets or earning power of our Company were sold,

proper provision is required to be made so that each holder of a right will then have the right to receive the number of shares of common stock of the acquiring company that at the time of the transaction would have a market value of two times the purchase price of the right. The shares would be acquired upon the exercise of the right at the then current purchase price of the right.

   Antidilution and Other Adjustments. The number of shares or fractions of a share of Series A Preferred Stock or other securities or property issuable upon exercise of the right, and the purchase price payable, are subject to customary adjustments to prevent dilution. The number of outstanding rights and the number of shares or fractions of a share of Series A Preferred Stock issuable upon exercise of each right are also subject to adjustment if before the distribution date there is:

  .  a stock split of the common stock;

  .  a stock dividend on the common stock payable in common stock; or

  .  subdivisions, consolidations or combinations of the common stock.

   Exchange Option. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of our outstanding voting shares and before the acquisition by a person or group of 50% or more of our outstanding voting shares, we may redeem the rights. A redemption of rights under those circumstances would require us to issue common stock in mandatory redemption of all or part of the outstanding rights, other than rights owned by such person or group that would become null and void. The stock issuance will be at an exchange ratio of one share of common stock, or one two-hundredth of a share of Series A Preferred Stock, for each two shares of common stock for which each right is then exercisable. The redemption exchange rate is subject to adjustment upon the occurrence of any of the events causing an adjustment in the number of outstanding rights.

   Redemption of Rights. At any time before the first public announcement that a person or group has become the beneficial owner of 15% or more of our outstanding voting shares, we may redeem all but not less than all the then outstanding rights at a redemption price of $.01 per right. Our board of directors, in its sole discretion, may establish the time, basis and conditions of the redemption for the rights. After redemption of the rights, the only right of the holders of rights will be to receive the redemption price.

   Expiration; Amendment of Rights. The rights will expire on December 15, 2005, unless earlier redeemed or exchanged. The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, including an amendment to extend the expiration date of the rights. If a distribution date has not occurred, an amendment may extend the period during which the rights may be redeemed. After the first public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding voting shares, however, no amendment may materially and adversely affect the interests of the holders of the rights.

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

   The rights have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our Company without the approval of our board of directors. The rights should not, however, interfere with any merger or other business combination that is approved by our board of directors.

   This description of the rights is qualified by reference to the restated rights agreement, a copy of which is filed as an exhibit to the registration statement.

Preferred Stock

   General. We are authorized to issue 5,000,000 shares of preferred stock, without par value, of which 3,000,000 shares have been designated as Series A Preferred Stock. No shares of preferred stock were outstanding at September 30, 2001. Our board of directors has authority, without stockholder approval, to issue shares of preferred stock in one or more series and to determine the number of shares, designations, dividend rights, conversion rights, voting power, redemption rights, liquidation preferences and other terms of the series. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock. The issuance of preferred stock could also reduce the likelihood that holders of common stock will receive dividend payments and payments upon liquidation. Issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of our Company.

   Series A Preferred Stock. The terms of the Series A Preferred Stock are designed so that the value of each one-hundredth of a share purchasable upon exercise of a right will approximate the value of one share of common stock. The Series A Preferred Stock is nonredeemable and will rank junior to all other series of preferred stock. Each whole share of Series A Preferred Stock is entitled to receive a cumulative quarterly preferential dividend in an amount per share equal to the greater of:

  .  $1.00 in cash; or

  . in the aggregate, 100 times the dividend declared on the Halliburton common stock.

   In the event of liquidation, the holders of the Series A Preferred Stock are entitled to receive a preferential liquidation payment equal to the greater of:

  .  $100.00 per share; or

  .  in the aggregate, 100 times the payment made on the common stock,

plus, in either case, the accrued and unpaid dividends and distributions.

   In the event of any merger, consolidation or other transaction in which the common stock is exchanged for or changed into other stock or securities, cash or property, each whole share of Series A Preferred Stock is entitled to receive 100 times the amount received per share of common stock. Each whole share of Series A Preferred Stock is entitled to 100 votes on all matters submitted to a vote of our stockholders. Holders of Series A Preferred Stock will generally vote together as one class with the holders of common stock and any other capital stock on all matters submitted to a vote of our stockholders.

Specific Provisions of Our Charter and By-laws

   Our certificate of incorporation contains provisions authorizing the indemnification of persons who become parties to any threatened, pending or completed action, suit or proceeding because the person is or was a director, officer, employee or agent of our Company. This includes any individual who is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise. These individuals are indemnified against expenses and damages incurred in that litigation. Our certificate of incorporation also contains provisions that, in accordance with Delaware law, limit the liability of our directors for breach of fiduciary duty. Under these provisions, our directors may be liable for breach of fiduciary duty only:

  . under Section 174 of the General Corporate Law of the State of Delaware, relating to the payment of unlawful dividends and unlawful purchases of stock of the corporation; or

  . if, in addition to any and all other requirements for liability, any director:

    .  shall have breached the duty of loyalty to our Company;

    . in acting or failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

    .  shall have derived an improper personal benefit.

   The provisions of our certificate of incorporation may be amended or repealed by the vote of holders of a majority of the outstanding capital stock of Halliburton entitled to vote.

   Except in the case of nominations by or at the direction of our board of directors, written notice must be given of any nomination of a director:

  . with respect to an election to be held at an annual meeting of stockholders, not later than ninety days before the first anniversary of the immediately preceding annual meeting; and

  . with respect to an election to be held at a special meeting of stockholders, not later than the close of business on the tenth day following the day of notice of the meeting.

   Except in the case of a national emergency, all actions taken by our board of directors require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. Our by-laws provide that the number of directors on our board of directors may be increased or decreased with the approval of a majority of the then authorized number of directors. Also, newly created directorships resulting from any increase in the authorized number of directors and any vacant directorships may be filled by the affirmative vote of a majority of the directors then in office.

   Our by-laws may be adopted, amended or rescinded by the vote of a majority of our board of directors or by the majority of the outstanding shares of capital stock entitled to vote.

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock is Mellon Investor Services, LLC.

                       DESCRIPTION OF DEPOSITARY SHARES

   At our option we may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the applicable prospectus supplement will indicate the size of that fraction. The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary pursuant to a deposit agreement between us and a depositary. The latter will be a bank or trust company that we select and that has its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock (including dividend, voting, redemption and liquidation rights).

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

   The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to those exhibits.

   If required by law or applicable securities exchange rules, engraved depositary receipts will be prepared. Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends

   The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of such depositary shares owned by those holders.

   In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

   If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per full share payable with respect to the series of the preferred stock. If we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting of Underlying Shares

   Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Amendment and Termination of Deposit Agreement

   The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between us and the depositary. We may, with the consent

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

of the depositary, amend the deposit agreement from time to time in any manner that we desire. If the amendment would materially and adversely alter the rights of the existing holders of depositary shares, however, the amendment must be approved by the holders of at least a majority of the depositary shares then outstanding.

   The deposit agreement may be terminated by us or the depositary if:

  .  all outstanding depositary shares have been redeemed; or

  . there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with the liquidation, dissolution or winding up of our Company and the distribution has been made to the holders of depositary receipts.

Charges of Depositary

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

   Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit those shares under the deposit agreement or to receive depositary receipts evidencing depositary shares in exchange for those preferred shares.

Miscellaneous

   The depositary will forward to holders of depository receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

   Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our respective duties under that agreement and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

   The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

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                            DESCRIPTION OF WARRANTS

   We may issue warrants to purchase our debt securities, preferred stock, depositary shares or common stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will describe further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants.

   Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Debt Warrants

   The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

  .  the title of the warrants;

  .  the offering price for the warrants, if any;

  .  the aggregate number of the warrants;

  . the designation and terms of the debt securities purchasable upon exercise of the warrants;

  . if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  . if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  . the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  . the dates on which the right to exercise the warrants will commence and expire (each, an "Expiration Date");

  . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  . whether the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  .  information relating to book-entry procedures, if any;

  . the currency or currency units in which the offering price, if any, and the exercise price are payable;

  . if applicable, a discussion of material United States federal income tax considerations;

  .  anti-dilution provisions of the warrants, if any;

  .  redemption or call provisions, if any, applicable to the warrants;

  . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  .  any other information we think is important about the warrants.

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

Stock or Depositary Share Warrants

   The prospectus supplement relating to a particular issue of warrants to issue common stock, preferred stock or depositary shares will describe the terms of the common stock warrants, the preferred stock warrants or the depositary share warrants, including the following:

  .  the title of the warrants;

  .  the offering price for the warrants, if any;

  .  the aggregate number of the warrants;

  . the designation and terms of the common stock, preferred stock or depositary shares that may be purchased upon exercise of the warrants;

  . if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  . if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  . the number of shares of common stock, preferred stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  .  the dates on which the right to exercise the warrants commence and expire;

  . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  . the currency or currency units in which the offering price, if any, and the exercise price are payable;

  . if applicable, a discussion of material United States federal income tax considerations;

  .  antidilution provisions of the warrants, if any;

  .  redemption or call provisions, if any, applicable to the warrants;

  . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  .  any other information we think is important about the warrants.

Exercise of Warrants

   Each warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of preferred stock, depositary shares or common stock at an exercise price in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. This exercise price may be subject to adjustment upon the occurrence of specified events as described in the applicable prospectus supplement. After the close of business on the applicable Expiration Date (or any later date to which the Expiration Date may be extended by us), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the applicable prospectus supplement.

   Prior to the exercise of any warrants to purchase debt securities, preferred stock, depositary shares or common stock, holders of the warrants will not have any of the rights of holders of debt securities, preferred stock, depositary shares or common stock, as the case may be, purchasable upon the exercise of the warrants. These rights, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities subject to the warrants, the right to enforce covenants in the applicable indenture, the right to receive payments of dividends, if any, on the preferred stock, depositary shares or common stock subject to the warrants and any applicable right to vote, will accrue to holders only upon exercise of the warrants.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS

   We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

   The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                             PLAN OF DISTRIBUTION

   Any of the securities being offered pursuant to this prospectus may be sold in any one or more of the following ways from time to time:

  .  through agents;

  .  to or through underwriters;

  .  through dealers; and

  .  directly by us; or

  .  in the case of trust preferred securities, by the Trust to purchasers.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Sales through Agents

   Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the Trust to the agent will be set forth, in the applicable prospectus supplement. The applicable prospectus supplement will also describe the specific terms of the offering including (1) the purchase price or initial offering price of the securities being offered, (2) the net proceeds we will receive from the sale of the securities, (3) any over-allotment options under which underwriters may purchase additional securities from us or the Trust, (4) any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation and (5) any discounts or concessions allowed or reallowed or paid to dealers. Unless otherwise indicated in such prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment. The agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

Sales through Underwriters or Dealers

   If securities are sold by means of an underwritten offering, we and, in the case of an offering of trust preferred securities, the Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be described in the applicable prospectus supplement. The applicable prospectus supplement will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the securities will be obligated to purchase all the securities if any are purchased.

   We or the Trust, as applicable, may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be described in the applicable prospectus supplement. If we or the Trust, as applicable, grant any over-allotment options, the terms of the over-allotment options will be described in the prospectus supplement for those securities.

   If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the Trust, as applicable, will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be described in the applicable prospectus supplement.

Direct Sales

   Offers to purchase securities may be solicited directly by us or the Trust, as applicable, and the sale of those securities may be made by us or the Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of any sales of this nature will be described in the applicable prospectus supplement.

Remarketing Agreements

   Securities may also be offered and sold, if indicated in the applicable prospectus supplement, pursuant to a remarketing arrangement following the redemption or repurchase of the securities in accordance with their terms, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed.

Delayed Delivery Contracts

   If so indicated in the applicable prospectus supplement, we or the Trust, as applicable, may authorize agents and underwriters to solicit offers by institutions to purchase securities from us or the Trust at the public offering price described in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. These delayed delivery contracts will be subject to only those conditions described in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us or the Trust, as applicable.

General Information

   Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us or the Trust, as applicable, to indemnification by us or the Trust against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that such agents, underwriters, dealers and remarketing firms may be required to make in those capacities.

   Each series of securities will be a new issue and, other than the common stock, which is listed on The New York Stock Exchange, Inc., will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

   Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                            VALIDITY OF SECURITIES

   The validity of the securities (other than the preferred securities of the trust) will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. The validity of the trust preferred securities of the trust under Delaware law will be passed upon for our Company and the Trust by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to our Company and the Trust.

                                    EXPERTS

   Our audited consolidated financial statements and schedules, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect to those financial statements and schedules, and are incorporated in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Registration Fee............... $239,000
Legal fees and expenses........  125,000
Accounting fees and expenses...   30,000
Printing and engraving expenses   75,000
Trustee's fees and expenses....   20,000
Depositary's fees and expenses.   10,000
Rating Agency Fees.............   75,000
Miscellaneous expenses.........   10,000
                                --------
       Total................... $584,000
                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the General Corporation Law of the State of Delaware or DGCL, provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than an action by or in right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees, or agents, for:

  .  expenses, judgments, and fines; and

  . amounts paid in settlement actually and reasonably incurred in any action, suit, or proceeding.

   Article X of Halliburton's restated certificate of incorporation together with Section 47 of its by-laws provide for mandatory indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding because:

  .  the person is or was an officer or director of the registrant; or

  . is a person who is or was serving at the request of Halliburton as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise,

to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of Halliburton's restated certificate of incorporation and the by-laws were adopted or as each may be amended. Section 47 of Halliburton's by-laws and Article X of its restated certificate of incorporation expressly provide that they are not the exclusive methods of indemnification.

   Section 47 of the by-laws provides that Halliburton may maintain insurance, at its own expense, to protect itself and any director or officer of Halliburton or of another entity against any expense, liability, or loss. This insurance coverage may be maintained regardless of whether Halliburton would have the power to indemnify the person against the expense, liability, or loss under the DGCL.

   Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, that provision shall not eliminate or limit the liability of a director:

  . for any breach of the director's duty of loyalty to the corporation or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the DGCL, relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock; or

  . for any transaction from which the director derived an improper personal benefit.

   Article XV of Halliburton's restated certificate of incorporation contains this type of provision.

   The Trust Agreement provides that Halliburton shall indemnify, to the fullest extent permitted by law, any administrative trustee or affiliate thereof and any officers, directors, stockholders, members, partners, employees, representatives or agents of any administrative trustee and any officer, employee or agent of the Trust or its affiliates (each a "Company Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding except that no Company Indemnified Person shall be indemnified for his own gross negligence or willful misconduct.

   The Trust Agreement provides that if a Company Indemnified Person is adjudged liable in an action that is brought by or in the right of the Trust, no such indemnification shall be made in respect of any such claim, issue or matter unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that such Company Indemnified Person, in view of all the circumstances of the case, is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding, or in the defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   Expenses (including attorneys' fees and expenses) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be advanced by Halliburton in certain circumstances.

   The Trust Agreement also provides that Halliburton will indemnify the (i) property trustee, (ii) the Delaware trustee, (iii) any affiliate of the property trustee or the Delaware trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustee or the Delaware trustee (each a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without gross negligence (or, in the case of the property trustee, negligence) or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

ITEM 16. EXHIBITS


 **1.1   --  Proposed Form of Underwriting Agreement.

   4.1   --  Restated Certificate of Incorporation of Halliburton Company filed with the Secretary of State of
             Delaware on July 23, 1998 (incorporated by reference to Exhibit 3(a) to Halliburton's Form 10-Q for the quarter ended June 30, 1998).

   4.2   --  Bylaws of Halliburton Company revised effective May 16, 2000 (incorporated by reference to
             Exhibit 3 to Halliburton's Form 10-Q for the quarter ended June 30, 2000).

 **4.3   --  Form of Debt Securities.

   4.4   --  Second Senior Indenture dated as of December 1, 1996 between the predecessor of Halliburton
             Company (the "Predecessor") and Texas Commerce Bank National Association, as trustee, as supplemented and amended by the First Supplemental Indenture dated as of December 5, 1996 between the Predecessor and the trustee and the Second Supplemental Indenture dated as of
             December 12, 1996 among the Predecessor, Halliburton Company and the trustee (incorporated by reference to Exhibit 4.2 of Halliburton's Registration Statement on Form 8-B dated December 12,
             1996, File No. 1-03492).

   4.5   --  Third Supplemental Indenture dated as of August 1, 1997 between Halliburton Company and
             Texas Commerce Bank National Association, as trustee, to the Second Senior Indenture dated as of
             December 1, 1996 (incorporated by reference to Exhibit 4.7 to Halliburton's Form 10-K for the year ended December 31, 1998).

   4.6   --  Fourth Supplemental Indenture dated as of September 29, 1998 between Halliburton Company and
             Chase Bank of Texas, National Association (formerly Texas Commerce Bank National
             Association), as trustee, to the Second Senior Indenture dated as of December 1, 1996
             (incorporated by reference to Exhibit 4.8 to Halliburton's Form 10-K for the year ended
             December 31, 1998).

   4.7   --  Subordinated Indenture dated as of January 2, 1991 between the Predecessor and Texas Commerce
             Bank National Association, as trustee (incorporated by reference to Exhibit 4(c) to the
             Predecessor's Registration Statement on Form S-3 (File No. 33-38394) originally filed with the
             Securities and Exchange Commission on December 21, 1990), as supplemented and amended by the First Supplemental Indenture dated as of December 12, 1996 among the Predecessor,
             Halliburton Company and the trustee (incorporated by reference to Exhibit 4.3 of Halliburton's
             Registration Statement on Form 8-B dated December 12, 1996, File No. 1-03492).

  *4.8   --  Junior Subordinated Indenture dated November 29, 2001 between Halliburton Company and
             JPMorgan Chase Bank, as trustee.

  *4.9   --  Certificate of Trust of Halliburton Capital Trust I.

 *4.10   --  Declaration of Trust of Halliburton Capital Trust I.

 *4.11   --  Form of Amended and Restated Declaration of Trust of Halliburton Capital Trust I.

  4.12   --  Form of Trust Preferred Security Certificate for Halliburton Capital Trust I (included in
             Exhibit 4.11).

**4.13   --  Form of Trust Debentures of Halliburton Company.

 *4.14   --  Form of Preferred Securities Guarantee in respect of Halliburton Capital Trust I, with respect to the
             Trust Preferred Securities.

**4.15   --  Form of Warrants.

**4.16   --  Form of Depositary Agreement.

**4.17   --  Form of Depositary Receipt.

**4.18   --  Form of Stock Purchase Contracts.


**4.19    -- Form of Stock Purchase Units.
 *4.20   --- Form of [First] [Second] Supplemental Indenture between Halliburton and JPMorgan Chase Bank, as trustee, supplementing and amending the [Subordinated Indenture] [Junior Subordinated
             Indenture].

  *5.1    -- Opinion of Vinson & Elkins L.L.P. (as to the validity of the securities (other than the trust preferred securities)).

  *5.2    -- Opinion of Morris, Nichols, Arsht & Tunnell, special counsel to Halliburton Company and
             Halliburton Capital Trust I, as to the validity of the trust preferred securities.

 *12.1    -- Computation of ratios of Combined Fixed Charges and Preference Dividends to Earnings.

 *23.1    -- Consent of Arthur Andersen LLP (included in the Registration Statement).

  23.2    -- Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

  23.3    -- Consent of Morris, Nichols, Arsht & Tunnell, special counsel to Halliburton Company and
             Halliburton Capital Trust I (included in Exhibit 5.2).

  24.1    -- Powers of Attorney (included in signature page).

 *25.1    -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the
             Trustee under the Junior Subordinated Indenture and under the Guarantee with respect to the Trust
             Preferred Securities.

 *25.2    -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the
             Property Trustee under the Declaration of Trust of the Trust.

--------
  *Filed herewith
 **To be filed by amendment or in a Current Report on Form 8-K.

ITEM 17. UNDERTAKING

   Each undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed on the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas on December 3, 2001.

                                          HALLIBURTON COMPANY

                                                     /s/ SUSAN S. KEITH
                                          By: _________________________________

                                                       Susan S. Keith
                                          Name: _______________________________

                                                Vice President and Secretary
                                          Title: ______________________________

                                          HALLIBURTON CAPITAL TRUST I
                                          By: Halliburton Company, as Sponsor

                                                     /s/ SUSAN S. KEITH
                                          By: _________________________________

                                                       Susan S. Keith
                                          Name: _______________________________

                                                Vice President and Secretary
                                          Title: ______________________________

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Lester L. Coleman, Susan S. Keith and John M. Allen as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on behalf of Halliburton Company by the following persons in the capacities indicated, on December 3, 2001.

          Signatures                      Titles
          ----------                      ------

      /s/ DAVID J. LESAR   Chairman of the Board,
     --------------------- President, Chief Executive Officer and Director
        David J. Lesar

     /s/ DOUGLAS L. FOSHEE Executive Vice President
     --------------------- and Chief Financial Officer
       Douglas L. Foshee

                Signatures                          Titles
                ----------                          ------

      /s/ R. CHARLES MUCHMORE, JR.// Vice President, Controller
      ------------------------------ and Chief Accounting Officer
         R. Charles Muchmore, Jr.

            /s/ LORD CLITHEROE       Director
      ------------------------------
              Lord Clitheroe

          /s/ ROBERT L. CRANDALL     Director
      ------------------------------
            Robert L. Crandall

           /s/ KENNETH T. DERR       Director
      ------------------------------
             Kenneth T. Derr

          /s/ CHARLES J. DIBONA      Director
      ------------------------------
            Charles J. DiBona

       /s/ LAWRENCE S. EAGLEBURGER   Director
      ------------------------------
         Lawrence S. Eagleburger

             /s/ W.R. HOWELL         Director
      ------------------------------
               W.R. Howell

             /s/ RAY L. HUNT         Director
      ------------------------------
               Ray L. Hunt

           /s/ AYLWIN B. LEWIS       Director
      ------------------------------
             Aylwin B. Lewis

           /s/ J. LANDIS MARTIN      Director
      ------------------------------
             J. Landis Martin

           /s/ JAY A. PRECOURT       Director
      ------------------------------
             Jay A. Precourt

            /s/ DEBRA L. REED        Director
      ------------------------------
              Debra L. Reed

             /s/ C. J. SILAS         Director
      ------------------------------
               C. J. Silas

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on behalf of Halliburton Capital Trust I by the following persons in the capacities indicated, on December 3, 2001.

                       Signature                Title
                       ---------                -----

                   /s/ SUSAN S. KEITH   Administrative Trustee
                 ----------------------
                     Susan S. Keith

                   /s/ JOHN M. ALLEN    Administrative Trustee
                 ----------------------
                     John M. Allen

                 /s/ BRUCE A. METZINGER Administrative Trustee
                 ----------------------
                   Bruce A. Metzinger

                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 30, 2001 (except with respect to the matters discussed in Notes 9 and 19, as to which the date is March 23, 2001) included in Halliburton Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
November 30, 2001